UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CSX Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2017
PROXY STATEMENT

3158
3158
CSX
HOW TOMORROW MOVES

Letter to Our Shareholders

April 20, 2017

Dear Shareholder:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders of CSX Corporation (“CSX”). The Annual Meeting will be held at 10:00 a.m. (EDT) on Monday, June 5, 2017, at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia 23220.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this Proxy Statement. CSX also has made available with this Proxy Statement a copy of our 2016 Annual Report to Shareholders. We encourage you to read our Annual Report, which includes CSX’s audited financial statements and additional information about CSX’s business.

CSX has elected to provide electronic access to our proxy materials under the Securities and Exchange Commission’s “notice and access” rules. CSX believes that providing Internet access to our proxy materials increases the ability of our shareholders to review important information about the Company, while reducing the environmental impact of our Annual Meeting. If you want more information regarding electronic access or the Annual Meeting, please see the Questions and Answers section of this Proxy Statement or visit the Annual Shareholders Meeting section of our Investor Relations website.

Every shareholder vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by signing, dating and returning the enclosed white proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail or via email.

We would like to express our appreciation for your continued support of CSX and look forward to seeing you at the Annual Meeting.

CSX Corporation

Notice of 2017 Annual Meeting of Shareholders

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (“CSX” or the “Company”) will be held at 10:00 a.m. (EDT) on Monday, June 5, 2017 at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia, for the purpose of considering and acting upon the following matters:

1.	To elect the 13 director nominees named in the attached Proxy Statement to the Company’s Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2017;

3.	To vote on an advisory (non-binding) resolution to approve compensation for the Company’s named executive officers;

4.	To hold an advisory (non-binding) vote on whether future votes on the compensation for the Company’s named executive officers should be held every one, two or three years;

5.	To hold an advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The persons named as proxies will use their discretion to vote on other matters that may properly come before the Annual Meeting.

The above matters are described in the attached Proxy Statement. You are urged, after reading the attached Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote by telephone or via the Internet; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided. White proxy cards are being solicited on behalf of the Company’s Board of Directors.

Only shareholders of record at the close of business on April 17, 2017, which is the record date for the Annual Meeting, are entitled to vote. The Notice of Internet Availability, the Proxy Statement and the Annual Report for the fiscal year ended December 30, 2016 (the “Annual Report”) are being mailed or made available to those shareholders on or about April 20, 2017.

By Order of the Board of Directors,

Ellen M. Fitzsimmons
Executive Vice President-Law and Public Affairs
General Counsel and Corporate Secretary

3	Notice of 2017 Annual Meeting of Shareholders

6	Proxy Summary

10	Proxy Statement for 2017 Annual Meeting of Shareholders
10	What is the purpose of the Annual Meeting?
10	When and where will the Annual Meeting be held?
10	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
10	How do I get electronic access to the proxy materials?
11	Who is soliciting my vote?
11	Who is entitled to vote?
11	How many votes do I have?
11	How many shares must be present to hold the Annual Meeting?
11	What are the vote requirements for each proposal?
12	How do I vote?
12	Can I change my vote?
12	Will my shares be voted if I do not provide voting instructions to my broker?
13	What happens if I return my proxy card but do not give voting instructions?
13	What happens if other matters are properly presented at the Annual Meeting?
13	How are votes counted?
13	What happens if the Annual Meeting is postponed or adjourned?
13	How do I obtain admission to the Annual Meeting?
14	What is the deadline for consideration of shareholder proposals for the 2018 Annual Meeting of Shareholders?
14	Does the Board consider director nominees recommended by shareholders?

15	Item 1: Election of Directors
30	What are the directors’ qualifications to serve on the CSX Board of Directors?
30	What if a nominee is unable to serve as director?
31	Director Independence
31	Principles of Corporate Governance
32	Board of Directors’ Role in Risk Oversight
32	Board of Directors’ Role in Succession Planning
33	Transactions with Related Persons and Other Matters
33	Involvement in Certain Legal Proceedings
33	Compensation Committee Interlocks and Insider Participation
34	Board Leadership and Committee Structure
38	Meetings of the Board and Executive Sessions
38	Director Compensation
39	2016 Directors’ Compensation Table

41	Item 2: Ratification of Independent Registered Public Accounting Firm
42	Fees Paid to Independent Registered Public Accounting Firm
42	Pre-Approval Policies and Procedures

43	Report of the Audit Committee

45	Compensation Discussion and Analysis
45	Executive Overview
47	Executive Compensation Practices
53	Base Salary
53	Short-Term Incentive Compensation
55	2016 MICP Strategic Performance Goals
59	Long-Term Incentive Compensation
62	Benefits
63	Severance and Change-of-Control Agreements
65	2016 Summary Compensation Table
67	2016 Grants of Plan-Based Awards Table
68	2016 Outstanding Equity Awards at Fiscal Year End
69	2016 Option Exercises and Stock Vested Table
70	Pension Benefits Table
72	Nonqualified Deferred Compensation Table
74	Post-Termination and Change-of-Control Payments
77	Potential Payouts Under Change-of-Control Agreements

79	Report of the Compensation Committee

80	Item 3: Advisory (Non-Binding) Vote to Approve the Compensation of CSX’s Named Executive Officers

81	Item 4: Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on the Compensation of CSX’s Named Executive Officers

82	Item 5: Advisory (Non-Binding) Vote Concerning Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX

84	Mantle Ridge and E. Hunter Harrison Agreements

85	Other Matters

86	Security Ownership of Management and Certain Beneficial Owners

88	Section 16(a) Beneficial Ownership Reporting Compliance

89	Equity Compensation Plan Information

90	“Householding” of Proxy Materials

91	Notice of Electronic Availability of Proxy Materials

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2016 performance, please review the Company’s 2016 Annual Report.

Visit our Annual Meeting Website

●Review and download easy to read, interactive versions of our Proxy Statement and 2016 Annual Report ●Sign up for future electronic delivery to reduce our impact on the environment	http://shareholder.broadridge.com/CSX

Attend our Annual Meeting of Shareholders

●	Date and Time: Monday, June 5, 2017 at 10:00 a.m. (EDT)
●	Place: The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia 23220

Eligibility to Vote

You can vote if you were a shareholder of record at the close of business on April 17, 2017, which is the record date for the Annual Meeting.

Voting Matters and Board Recommendation

The Board of Directors unanimously recommends a vote:

1.	FOR	the election of the thirteen director nominees named in this Proxy Statement;

2.	FOR	the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2017;

3.	FOR	the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as disclosed in these materials; and

4.	FOR	the approval, on an advisory (non-binding) basis, of the frequency of EVERY YEAR for future advisory votes on executive compensation.

The Board is not making a recommendation with respect to Item 5, which is an advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX.

How to Cast Your Vote

By internet	By internet	By telephone	By mail
using a computer until 11:59 p.m. EDT on June 4, 2017	using a smartphone or tablet until 11:59 p.m. EDT on June 4, 2017	until 11:59 p.m. EDT on June 4, 2017	received on or before June 4, 2017

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903	Sign and date your proxy card or voting instruction form and send by mail

Board Nominees

		Independent
Name	Director since	Yes	No	Committee Memberships	Other Public Company Boards
Donna M. Alvarado	2006	☑		Audit	CoreCivic, Inc.
				Compensation	Park National Corporation
				Public Affairs
John B. Breaux	2005	☑		Executive	LHC Group, Inc.
				Governance
				Public Affairs (Chair)
Pamela L. Carter	2010	☑		Executive	Enbridge Inc.
				Finance (Chair)	Hewlett-Packard Enterprise
				Governance
Steven T. Halverson	2006	☑		Audit
				Compensation
E. Hunter Harrison	2017		☑	Executive (Chair)

Paul C. Hilal	2017		☑	Compensation
				Executive
				Finance
				Governance
Edward J. Kelly, III	2002	☑		Compensation	XL Group plc
				Executive	MetLife Inc.
				Governance
John D. McPherson	2008	☑		Finance
				Public Affairs
David M. Moffett	2015	☑		Audit (Chair)	PayPal Holdings, Inc.
				Executive	Genworth Financial, Inc.
				Finance
Dennis H. Reilley	2017	☑		Audit	Marathon Oil Corporation
				Executive	Dow Chemical Company
				Finance
				Governance (Chair)
Linda H. Riefler	2017	☑		Audit	MSCI, Inc.
				Compensation
				Public Affairs
J. Steven Whisler	2011	☑		Audit	Brunswick Corporation
				Finance	International Paper Co.
John J. Zillmer	2017	☑		Compensation (Chair)	Reynolds American, Inc.
				Executive	Ecolab, Inc.
				Governance	Veritiv Corporation
				Public Affairs	Performance Food Group Company

Corporate Governance Highlights
Directors elected annually	☑
Independent Chairman of the Board	☑
All directors in 2016 attended 75% or more of the Board and Committee meetings in 2016	☑
Audit Committee comprised solely of independent directors	☑
Stock ownership guidelines for officers and directors	☑
Bylaws providing proxy access and rights to call special meetings	☑
Majority voting standard and resignation policy	☑
Executive sessions of independent directors at all regular meetings	☑

Business Highlights for 2016

CSX’s performance in 2016 illustrated the underlying strength of the Company’s business, as well as its ability to deliver value for customers and shareholders, while preparing for long-term growth. Despite substantial gains in the Company’s intermodal and merchandise business, significant declines in coal volumes impaired top-line growth for the year. Nevertheless, CSX delivered a Company-record operating ratio of 69.4% in 2016. In addition, CSX returned approximately $1.75 billion to shareholders in the form of dividends and share repurchases. For more detail on CSX’s performance in 2016, please see the 2016 Annual Report.

Stock Performance Graph

The cumulative five-year shareholder returns, assuming reinvestment of dividends, on $100 invested at December 31, 2011 are illustrated on the graph below. The Company references the Standard & Poor’s 500 Stock Index (“S&P 500”), which is a registered trademark of the McGraw-Hill Companies, Inc., and the Dow Jones U.S. Transportation Average Index (“DJT”), which provide comparisons to a broad-based market index and other companies in the transportation industry.

2016 Target Compensation Mix for the Named Executive Officers

Information regarding the compensation mix for the Chief Executive Officer (“CEO”) and each of the other executive officers named in the Summary Compensation Table (“Named Executive Officers” or “NEOs”) is set forth in the tables. The tables indicate that 52% of the CEO’s compensation and an average of 49% of the other Named Executive Officers’ compensation is at risk and subject to the achievement of one or more performance goals.

2016 CEO Target Compensation Mix	2016 NEO Target Compensation Mix (excluding CEO)

Executive Compensation Highlights

The table below highlights the 2016 compensation for the Named Executive Officers as disclosed in the Summary Compensation Table.

Name and 2016 Title	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Ward(1)
Chairman and CEO	$1,200,000	$6,317,982	$2,316,907	$2,059,200	$1,563,377	$122,638	$13,580,104
Clarence W. Gooden(1)
President	$700,000	$1,754,999	$643,584	$1,001,000	$438,531	$56,509	$4,594,623
Frank A. Lonegro
Executive Vice President and CFO	$500,000	$1,520,986	$386,150	$643,500	$484,797	$31,825	$3,567,258
Fredrik J. Eliasson(1)
Executive Vice President and Chief Sales and
Marketing Officer	$600,000	$1,872,005	$514,867	$772,200	$901,672	$35,567	$4,696,311
Cynthia M. Sanborn
Executive Vice President and COO – CSX Transportation	$550,000	$1,872,005	$514,867	$807,850	$1,113,588	$35,976	$4,894,286

(1)	On February 14, 2017, Mr. Gooden resigned as President of the Company and assumed the title of Vice Chairman, and Mr. Eliasson was appointed President and Chief Sales and Marketing Officer of the Company, effective February 15, 2017. On March 6, 2017, (i) Mr. Ward resigned as Chairman and CEO, (ii) Mr. Gooden resigned as Vice Chairman and (iii) E. Hunter Harrison was appointed CEO, in each case, effective immediately. On March 7, 2016, Mr. Ward and Mr. Gooden each assumed the title of consultant and will retire from the Company as of May 31, 2017. On April 19, 2017, Mr. Harrison assumed the role of President from Mr. Eliasson, who will continue to serve as Executive Vice President and Chief Sales and Marketing Officer of the Company.

Proxy Statement for 2017 Annual Meeting of Shareholders

What is the purpose of the Annual Meeting?	At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 13 director nominees named in this Proxy Statement, the ratification of the selection of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX, the consideration of an advisory (non-binding) vote on executive compensation, the consideration of an advisory (non-binding) vote concerning the frequency of future votes on executive compensation and the consideration of an advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX.

When and where will the Annual Meeting be held?	The Annual Meeting will be held at 10:00 a.m. (EDT) on Monday, June 5, 2017 at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia 23220. The facility is accessible to persons with disabilities. If you have a disability, we can provide assistance to help you participate in the Annual Meeting upon request. If you would like to obtain directions to attend the Annual Meeting and vote in person, you can write to us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or call us at (904) 359-3256.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2016 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How do I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

●view CSX’s proxy materials for the Annual Meeting on the Internet; and

●instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Who is soliciting my vote?	The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. The Company will pay the costs of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. In addition to using mail, proxies may be solicited in person, by telephone or by electronic communication by officers and employees of the Company acting without special compensation.

Who is entitled to vote?	Only shareholders of record at the close of business on April 17, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On April 17, 2017, there were issued and outstanding 922,621,259 shares of common stock, the only outstanding class of voting securities of the Company.

How many votes do I have?	You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to attend the Annual Meeting.

What are the vote requirements for each proposal?

Election of Directors. In an uncontested election, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws shall promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, see Principles of Corporate Governance below.

Other Proposals. For the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Auditors for 2017 (Item 2); for the approval, on an advisory (non-binding) basis, of the compensation of the Company’s NEOs (Item 3); and for the approval, on an advisory (non-binding) basis, of the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX (Item 5), the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. For the advisory (non-binding) vote concerning the frequency of future votes on NEO compensation (Item 4), if a majority is not received by any of the frequency choices, the frequency choice that receives a plurality of the votes cast will be considered the shareholders’ preferred frequency for holding future advisory (non-binding) votes on executive compensation, which will be considered by the Board in selecting a frequency choice.

Abstentions are not considered votes cast on any proposal and will have no effect on the outcome of the vote. “Broker non-votes” are not considered votes cast on Item 1, Item 3, Item 4 or Item 5, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. The shares represented by a properly executed proxy will be voted as you direct.

To vote by proxy, you must do one of the following:

Vote by Telephone. If you are a shareholder of record, you can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank, broker or other nominee), please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Internet. If you are a shareholder of record, you can also vote via the Internet by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. Internet voting is also available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a shareholder of record or your voting instruction card if you are a beneficial owner, or hold your shares in “street name.” Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the Annual Meeting.

If you want to vote in person at the Annual Meeting and you hold your CSX stock in “street name,” you must obtain a legal proxy from your bank, broker or other nominee and bring that proxy to the Annual Meeting.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote or revoke your proxy any time before it is voted by delivering written notice to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, by timely receipt of a later-dated signed proxy card or written revocation, by a later vote via the Internet or by telephone, or by voting in person at the Annual Meeting. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee if you wish to change your vote.

Will my shares be voted if I do not provide voting instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, the bank, broker or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the banker, broker or other nominee, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2017 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors, (ii) vote on an advisory (non-binding) resolution on executive compensation, (iii) vote on an advisory (non-binding) resolution concerning the frequency of future advisory votes on executive compensation, and (iv) vote on an advisory (non-binding) resolution concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX, are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required in order for a broker to vote your shares.

What happens if I return my proxy card but do not give voting instructions?

If you are a shareholder of record and sign, date and return the white proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board of Directors unanimously recommends a vote:

	1.	FOR the election of the 13 director nominees named in this Proxy Statement;

	2.	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Auditors for 2017;

	3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in these materials; and

	4.	FOR the approval, on an advisory (non-binding) basis, of a frequency of EVERY YEAR for future advisory votes on executive compensation.

The Board is not making a recommendation with respect to Item 5, which is an advisory (non-binding) vote on the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX. If a shareholder of record signs, dates and returns a white proxy card without providing voting instructions concerning Item 5, such shareholder’s shares will be treated as having abstained for purposes of this resolution.

What happens if other matters are properly presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed white proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be brought before the Annual Meeting.

How are votes counted?	Votes are counted by an independent inspector of elections appointed by the Company.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

How do I obtain admission to the Annual Meeting?

You will be issued an admission ticket at the shareholder registration desk at the Annual Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license or other government-issued identification. If you hold your shares through a broker, bank or other nominee, you will need proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification. If you are a duly appointed proxy for a shareholder, you must provide proof of your proxy power and proof of share ownership for the shareholder for whom you are a proxy. In addition, if you are authorized to represent a corporate or institutional shareholder, you must also present proof that you are the authorized representative of such shareholder.

For security reasons, attendees will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, audio tape recorders, video and still cameras, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

What is the deadline for consideration of shareholder proposals for the 2018 Annual Meeting of Shareholders?

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. A shareholder who wants to submit a proposal to be included in the proxy statement for the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) must send the proposal to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received on or before December 21, 2017, unless the date of the 2018 Annual Meeting is changed by more than 30 days from June 5, 2018, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2018 Annual Meeting.

Shareholder Proposals or Director Nominees Not to be Included in Next Year’s Proxy Statement. A shareholder who wants to nominate a director or submit a proposal that will not be in the proxy statement but will be considered at the 2018 Annual Meeting, pursuant to the CSX bylaws, must send it to the principal office of CSX so that it is received not earlier than the close of business on February 5, 2018, nor later than the close of business on March 7, 2018 unless the date of the 2018 Annual Meeting is more than 30 days before or more than 70 days after June 5, 2018, in which case the nomination or proposal must be received not earlier than the 120th day prior to the date of the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2018 Annual Meeting or the 10th day following the day on which the Company first publicly announces the date of the 2018 Annual Meeting.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access). In 2015, the Company amended its bylaws to allow “proxy access.” Under the amended bylaws, a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may submit director nominees (up to the greater of two directors or the number of directors representing 20% of the Board) for inclusion in the Company’s proxy statement, subject to the other requirements set forth in the bylaws. To include a director nominee in the Company’s 2018 proxy statement, the proposing shareholder(s) must send notice and the required information to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received by December 21, 2017.

Does the Board consider director nominees recommended by shareholders?

Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. The Governance Committee will evaluate possible nominees received from shareholders using the same criteria it uses for other director nominees. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, Florida 32202, and should include a statement about the qualifications and experience of the proposed nominee, as discussed further below. Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. In general, a shareholder nomination for the 2018 Annual Meeting must be delivered to the Company within the time periods described above and set forth in the Company’s bylaws.

Item 1: Election of Directors

Election of Directors The Board unanimously recommends a vote FOR the election of the following Director nominees.

Thirteen directors are to be elected to hold office until the 2018 Annual Meeting and their successors are elected and qualified. Unless otherwise specified, the proxy holders will cast votes FOR the election of the nominees named below. Each of the nominees, other than Messrs. Harrison, Hilal, Reilley, Zillmer and Ms. Riefler, was elected at the Company’s 2016 Annual Meeting of Shareholders. Mr. Harrison, the Company’s CEO, was appointed to the Board effective March 6, 2017, the date he was appointed as CEO. Ms. Riefler and Messrs. Harrison, Hilal, Reilley and Zillmer were recommended by Company shareholder MR Argent Advisor LLC (“Mantle Ridge” and, together with its affiliated funds, the “Mantle Ridge Group”), which as of March 6, 2017 beneficially owned approximately 4.8% of the outstanding shares of CSX common stock and had additional economic exposure to 570,600 shares of CSX common stock under certain cash settled total return swaps. Mr. Hilal is the managing member of Mantle Ridge GP LLC, which is the general partner of Mantle Ridge LP, which is the sole member of Mantle Ridge.

Messrs. Hilal, Reilley and Zillmer and Ms. Riefler were each appointed to the Board effective March 6, 2017. The appointments of Ms. Riefler and Messrs. Harrison, Hilal, Reilley and Zillmer resulted from discussions between the Company and the Mantle Ridge Group regarding the Company’s strategic direction and Board composition. Following such discussions, on March 6, 2017, the Company entered into an agreement with the Mantle Ridge Group which is described under “Mantle Ridge and E. Hunter Harrison Agreements” and is referred to in this Proxy Statement as the “MR Agreement.”

As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of these nominees and any executive officer of the Company. With the exception of the MR Agreement, there is no agreement or understanding between any nominee and any other person pursuant to which the nominee was selected.

Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board believes that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations and financial markets. In addition, several of the director nominees are able to provide valuable perspective into the political and regulatory environments, as well as certain key markets.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

BOARD DIVERSITY CSX strives to cultivate an environment that embraces teamwork and capitalizes on the value of diversity.

Although the Board does not have a formal written diversity policy, the Governance Committee has a long-standing commitment to diversity and is guided by the Company’s diversity philosophy when considering director nominees. The Committee recognizes the importance of maintaining a Board with a broad scope of backgrounds and expertise that will expand the views and experiences available to the Board in its deliberations. Many factors are taken into account when evaluating director nominees, including their ability to assess and evaluate a company’s strategies in the face of changing economic and regulatory environments that may impact customer and shareholder expectations. In addition, the Committee feels that candidates representing varied age, gender and cultural and ethnic backgrounds add to the overall diversity and viewpoints of the Board. The Governance Committee and the full Board believe that the director nominees listed below embody the breadth of backgrounds and experience necessary for a balanced and effective Board.

Donna M. Alvarado
Independent Director Nominee Age: 68 Director since: 2006 CSX Committees: ●Audit / Compensation / Public Affairs

Biographical Information:

Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of a global educational publishing company from 1989-1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985-1989.

Skills and Qualifications:
As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.

Other Public Directorships: ●CoreCivic, Inc. ●Park National Corporation

Senator John B. Breaux
Independent Director Nominee Age: 73 Director since: 2005 CSX Committees: ●Executive / Governance / Public Affairs (Chair)

Biographical Information:

Senator John B. Breaux is a partner in the Breaux-Lott Leadership Group, a private consulting firm in Washington, D.C. owned by Squire Patton Boggs LLP. From 2005 through 2007, Senator Breaux served as Senior Counsel at Patton Boggs LLP. Senator Breaux held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, where he served on the House Public Works and Transportation Committee, the Senate Finance Committee and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council.

Skills and Qualifications:
Senator Breaux’s extensive public policy and regulatory experience allows him to provide critical input on regulatory and legislative proposals that could have a material effect on railroad operations.

Other Public Directorships: ●LHC Group, Inc.

Pamela L. Carter
Independent Director Nominee Age: 67 Director since: 2010 CSX Committees: ●Executive / Finance (Chair) / Governance

Biographical Information:

Pamela L. Carter retired in July 2015 as Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Business, a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to be elected to the office of Attorney General in Indiana. Ms. Carter also became the first African-American woman to be elected state attorney general in the U.S.A. She served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State.

Skills and Qualifications:
With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into operations, technology, regulatory, legal and public policy matters.

Other Public Directorships: ●Enbridge Inc. ●Hewlett-Packard Enterprise

Steven T. Halverson
Independent Director Nominee Age: 62 Director since: 2006 CSX Committees: ●Audit / Compensation

Biographical Information:

Steven T. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for Guidewell Insurance and Blue Cross Blue Shield of Florida, ACIG Insurance Co., the Florida Counsel of 100 (past chair), the Florida Chamber of Commerce (past chair), the Construction Industry Roundtable (past chair) and the Jacksonville Civic Council (past chair). From 2008 until its sale to McKesson Corporation in 2013, Mr. Halverson served on the board of directors of PSS World Medical.

Skills and Qualifications:
Mr. Halverson’s expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy and certain CSX markets. In addition, through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board.

Other Public Directorships: ●None

E. Hunter Harrison
Management Director Nominee Chief Executive Officer and President Age: 72 Director since: 2017 CSX Committees: ●Executive (Chair)

Biographical Information:

E. Hunter Harrison successfully led the turnaround of three major railroads over the last 25 years through his Precision Scheduled Railroading model. Mr. Harrison served as the President and Chief Executive Officer of Canadian Pacific Railway Limited (“Canadian Pacific”) from 2012 to 2017, during which time he was also a member of the board of directors. Prior to leading Canadian Pacific, Mr. Harrison served as President and Chief Executive Officer at Canadian National Railway Company from 2003 to 2009 and as the Executive Vice President and Chief Operating Officer from 1998 to 2002. He also served on the board of directors of Canadian National Railway Company for 10 years. Mr. Harrison also draws upon experience from Illinois Central Corporation, Illinois Central Rail Road Company and Burlington Northern.

From 2014 to 2015, Mr. Harrison served on the board of directors of Foresight Energy LP. Additionally, Mr. Harrison was a director of Dynegy Inc. (“Dynegy”) from March 9 to December 16, 2011 (Chairman from July 11 to December 16, 2011), as well as Interim President and Chief Executive Officer from April 9 to July 11, 2011.

Skills and Qualifications:
Mr. Harrison has extensive experience successfully leading major railroads and implementing “Precision Scheduled Railroading.” He has been recognized by every major railroading publication, and he has twice been honored as Railroader of the Year. His decades of executive leadership in the rail industry provide significant insight and value to the Board.

Other Public Directorships: ●None

Paul C. Hilal
Director Nominee Age: 50 Director since: 2017 Vice Chairman of the Board CSX Committees: ●Compensation / Executive / Finance / Governance

Biographical Information:

Paul C. Hilal founded and controls Mantle Ridge, and each of its related entities.

Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific where he was chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the Board of the Grameen Foundation – an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship.

Skills and Qualifications:
Mr. Hilal draws on his experience as a value investor, as a capital allocator, as an engaged director driving shareholder value and in the railroad industry to provide the Board valuable insight regarding the financial aspects of CSX’s business.

Other Public Directorships: ●None

Edward J. Kelly, III
Independent Director Nominee Age: 63 Director since: 2002 Chairman of the Board CSX Committees: ●Compensation / Executive / Governance

Biographical Information:

Edward J. Kelly, III retired as Chairman of the Institutional Clients Group at Citigroup, Inc. in July 2014. He joined Citigroup, Inc. in 2008, and served at various points as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, among other roles.

Mr. Kelly previously served as Managing Director at The Carlyle Group and Vice Chairman of The PNC Financial Services Group, Inc. following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive Officer and President from March 2003 until March 2007, and was Chief Executive Officer and President from March 2001 to March 2003. Before joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase and Managing Director and Head of Global Financial Institutions at J.P. Morgan. Previously, Mr. Kelly was General Counsel at J.P. Morgan and a partner at the law firm of Davis Polk & Wardwell LLP, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly previously served on the boards of directors for The Hartford Financial Services Group, The Hershey Company and Paris RE Holdings.

Skills and Qualifications:
As an executive with expertise in the banking industry, Mr. Kelly provides extensive financial, regulatory and governance experience to the Board. He offers important perspective on global financial markets.

Other Public Directorships: ●XL Group plc ●MetLife Inc.

John D. McPherson
Independent Director Nominee Age: 70 Director since: 2008 CSX Committees: ●Finance / Public Affairs

Biographical Information:

John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012 to 2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express, a start-up passenger railroad that plans to operate between Los Angeles and Las Vegas. From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

Skills and Qualifications:
As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.

Other Public Directorships: ●None

David M. Moffett
Independent Director Nominee Age: 65 Director since: 2015 CSX Committees: ●Audit (Chair) / Executive / Finance

Biographical Information:

David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, and as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

Mr. Moffett currently serves as the lead independent director on the board of directors of PayPal Holdings, Inc. He also serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. In addition, he serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett also has served as a consultant to Bridgewater and Associates.

From 2007 to 2015, Mr. Moffett served on the board of directors of eBay, Inc. From 2010 to 2016, Mr. Moffett served on the board of directors of CIT Group Inc.

Skills and Qualifications:
Mr. Moffett has many years of experience as a chief executive officer or chief financial officer of public financial services companies, as well as significant public policy experience.

Other Public Directorships: ●PayPal Holdings, Inc. ●Genworth Financial, Inc.

Dennis H. Reilley
Independent Director Nominee Age: 63 Director since: 2017 CSX Committees: ●Audit / Executive / Finance / Governance (Chair)

Biographical Information:

Dennis H. Reilley is the retired Chairman, President and CEO of Praxair, Inc. Prior to joining Praxair in 2000, Mr. Reilley served as Executive Vice President and Chief Operating Officer of E.I. Dupont de Nemours and Company and its former energy subsidiary, Conoco Inc., from 1999 to 2000. Mr. Reilley has served as non-executive chairman of Marathon Oil Corporation since 2014 and has served as board member since 2002. He has also served as director of Dow Chemical Company since 2007. Mr. Reilley served as a director of Covidien PLC from 2007 to 2015 (as Chairman from 2007 to 2008 and as Lead Director from 2008 to 2013). Prior to his appointment to the CSX Board, Mr. Reilley was an advisory board member of Trian Advisory Partners, of which he was a founding member. Additionally, Mr. Reilley served as a director of H.J. Heinz Company from 2005 to 2013 and the Entergy Corporation from 1999 to 2005, as well as a former chairman of the American Chemistry Council.

Skills and Qualifications:
Drawing on his expertise in finance, operations and leadership on the boards of Fortune 500 companies, Mr. Reilley provides the Board valuable insight and exposure to different approaches to governance and other key issues.

Other Public Directorships: ●Marathon Oil Corporation ●Dow Chemical Company

Linda H. Riefler
Independent Director Nominee Age: 55 Director since: 2017 CSX Committees: ●Audit / Compensation / Public Affairs

Biographical Information:

Linda H. Riefler served as the Chairman of Global Research at Morgan Stanley from 2011 to 2013, and prior to that as Global Head of Research since 2008. From 2006 to 2008 she served as the Chief Talent Officer of Morgan Stanley. While at Morgan Stanley in these roles, she served on both the Management Committee for seven years and the Operating Committee for two years. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a managing director in 1998, while in the research division.

Skills and Qualifications:
Ms. Riefler draws on her experience at Morgan Stanley to provide the Board perspective on internal growth strategies, risk and external growth strategies, debt and equity financings and capital market allocations.

Other Public Directorships: ●MSCI, Inc.

J. Steven Whisler
Independent Director Nominee Age: 62 Director since: 2011 CSX Committees: ●Audit / Finance

Biographical Information:

J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until his retirement in 2007. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

Skills and Qualifications:
Through his prior tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with certain key markets.

Other Public Directorships: ●Brunswick Corporation ●International Paper Co.

John J. Zillmer
Independent Director Nominee Age: 61 Director since: 2017 CSX Committees: ●Compensation (Chair) / Executive / Governance / Public Affairs

Biographical Information:

John J. Zillmer is the former executive chairman, president and chief executive officer of Univar Inc., a Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as chairman and chief executive officer of Allied Waste Industries, Inc. from 2005 to 2008, leading an operational transformation which has become an industry benchmark. He currently serves as a director of Reynolds American, Inc., Ecolab, Inc., Veritiv Corporation and Performance Food Group Company. Mr. Zillmer has also served as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in start-ups, early stage, growth equity, buyouts and acquisitions, since June 2004. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners.

Skills and Qualifications:
Mr. Zillmer provides the Board valuable insight on business optimization and improvement, in addition to labor relations, environmental safety, logistics, corporate governance and talent management.

Other Public Directorships: ●Reynolds American, Inc. ●Ecolab, Inc. ●Veritiv Corporation ●Performance Food Group Company

What are the directors’ qualifications to serve on the CSX Board of Directors?

The table below highlights the qualifications and experience of each nominee that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

Director Qualifications and Experience
BUSINESS OPERATIONS gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.	●	●	●	●	●		●	●	●	●	●	●	●
CORPORATE GOVERNANCE experience supports Board and management accountability, transparency and protection of shareholder interests.	●	●	●	●	●	●	●		●	●		●	●
FINANCE / CAPITAL ALLOCATION experience is important in evaluating the Company’s capital structure.			●	●	●	●	●	●	●	●	●	●	●
FINANCIAL EXPERTISE / LITERACY is important because it assists directors with their oversight of financial reporting and internal controls.	●	●	●	●	●	●	●	●	●	●	●	●	●
GOVERNMENT / PUBLIC POLICY experience is important in understanding the regulatory environment in which the Company operates.	●	●	●					●	●	●
RISK MANAGEMENT experience is critical to the Board’s risk oversight role.	●		●	●	●	●	●	●	●	●	●	●	●
MARKETING / SALES experience is important to understanding the Company’s business strategies in developing new markets.			●	●	●			●	●	●	●	●	●
TALENT MANAGEMENT experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.	●		●	●	●	●	●	●	●	●	●	●	●
TRANSPORTATION INDUSTRY experience is important to understanding the dynamics within the freight transportation sector.		●			●	●		●				●

What if a nominee is unable to serve as director?

If any of the nominees named above is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion (but subject to the terms of the MR Agreement), reduces the number of directors. Furthermore, if Ms. Riefler or Messrs. Harrison, Hilal, Reilley or Zillmer are not available to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of such other person or persons designated by Mantle Ridge pursuant to the MR Agreement, subject to the terms thereof.

Director Independence

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. In evaluating the independence of each of its directors, the Board considers the Nasdaq Global Select Market (“Nasdaq”) listing standards and reviews transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment by the director or director nominee in carrying out his or her responsibilities as a director, and thus, be inconsistent with a determination that the director or director nominee is independent.

In March 2017, after considering Nasdaq listing standards, the Board determined that the following directors are independent under the Nasdaq listing standards: Donna M. Alvarado, John B. Breaux, Pamela L. Carter, Steven T. Halverson, Edward J. Kelly, III, John D. McPherson, David M. Moffett, Dennis H. Reilley, Linda H. Riefler, J. Steven Whisler and John J. Zillmer. The Board also determined that David M. Ratcliffe and Donald J. Shepard, neither of whom is standing for re-election at the Annual Meeting, are independent under the Nasdaq listing standards.

Principles of Corporate Governance

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to shareholders and to the Company. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others can and should expect. Key corporate governance principles observed by the Board and the Company include:

●	nomination of a slate of directors for election to the Board, a substantial majority of which are independent, as that term is defined in the Nasdaq listing standards;
●	establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;
●	the requirement that the Audit Committee be comprised solely of independent directors;
●

the requirement that the Governance and Compensation Committees be comprised solely of independent directors, unless the Board, in exceptional and limited circumstances, determines that electing one director who does not meet the independence requirements to serve on either such committee is required by the best interests of CSX and its shareholders;

●	authority for the Governance, Compensation and Audit Committees to retain outside, independent advisors and consultants when appropriate;
●	adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX;
●

adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification;

●

adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy;

●	a majority voting standard with a director resignation policy in an uncontested election; and
●	adoption of proxy access bylaw.

CSX’s Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2016.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Chairman of the Board or non-management directors may forward correspondence to CSX Corporation, the Chairman of the Board, CSX Board of Directors, 500 Water Street, C160, Jacksonville, Florida 32202.

Board of Directors’ Role in Risk Oversight

Pursuant to its charter, the Audit Committee of the Board has primary responsibility for overseeing the Company’s business risk management (“BRM”) processes. In addition to regular risk presentations to the Audit Committee, management periodically reports to the Board and its other committees on current risks and the Company’s approach to avoiding and mitigating risk exposure.

The BRM process at CSX includes activities related to the identification, assessment, mitigation and monitoring of risks. The CSX risk universe is divided into the following broad risk categories:

Compliance — Risks directly impacting CSX’s ability to meet or comply with state, federal or local rules and regulations (e.g., environmental law and regulation);

Strategic — Risks (and opportunities) directly impacting CSX’s ability to achieve or exceed its stated longer term strategic objectives (e.g., market demand shifts); and

External — Risks arising from events outside CSX and beyond the Company’s direct influence or control (e.g., economic downturn).

The objective of the BRM process is to facilitate timely identification and review of new and existing risks along with overseeing the development and execution of mitigation plans. A well-established risk management structure is leveraged to govern the program.

BRM Oversight Structure

CSX Board Audit Committee
Executive Oversight Committee
Leadership Council

Compliance Committee	External Committee	Strategic Committee

Risk Owners

Risks are prioritized based on their inherent and residual impacts on the Company. On an ongoing basis, risks are evaluated to track the status of key mitigation activities along with the trends of key indicators. Ultimately, the BRM process provides an opportunity for business and functional leadership to collaborate on the key Company risks and identify needed mitigation steps to help advance the Company’s objectives.

Board of Directors’ Role in Succession Planning

The Board is responsible for succession planning for the Board, as well as senior management. In addition to routine succession planning efforts by the Board and the Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise at its annual strategy conference where it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior executive team and CEO succession, directors also discuss the pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and recommends development plans to ensure that management succession candidates are adequately prepared for planned transitions.

As part of its succession planning efforts for potential director nominees, the Board considers, among other factors, diversity of backgrounds and experience, the tenure and skill sets of existing directors and expertise in areas of strategic focus.

In connection with the Board’s succession planning, on February 21, 2017 the Company announced the retirements of Michael Ward, as CEO of the Company and Clarence Gooden, as President of the Company. Mr. Ward was succeeded as CEO by Mr. Harrison, effective March 6, 2017, and Mr. Gooden was succeeded as President by Fredrik Eliasson, effective February 15, 2017. On April 19, 2017, Mr. Harrison assumed the role of President from Mr. Eliasson.

The Board believes that the thirteen director nominees standing for election at this year's Annual Meeting possess a diverse breadth of experience that will bolster management's positioning of CSX to respond to volatile macroeconomic conditions and challenges facing CSX and the rail industry.

Transactions with Related Persons and Other Matters

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing Related Person Transactions, but generally follows the procedures described below.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) CSX (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

CSX considers a “Related Person” to be: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On an annual basis, in response to the Directors and Officers Questionnaire (“Questionnaire”) and a Related Person Transaction survey (“Survey”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

●	information provided by the Board during the required annual affirmation of independence;
●	applicable responses to the Questionnaires and Survey submitted to the Company; and
●	any other applicable information provided by any director or executive officer of the Company, or obtained through internal database queries.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq listing standards.

There were no Related Person Transactions in 2016. On March 6, 2017, the Company entered into the MR Agreement with Mantle Ridge Group regarding, among other things, the membership and composition of the Board and the appointment of Mr. Harrison as CEO of the Company. Mr. Hilal is the managing member of Mantle Ridge GP LLC, which is the general partner of Mantle Ridge LP, which is the sole member of Mantle Ridge. The MR Agreement is described in detail under “Mantle Ridge and E. Hunter Harrison Agreements” below. On March 30, 2017, the Company and the Mantle Ridge Group entered into a registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement was contemplated by the MR Agreement. Pursuant to the Registration Rights Agreement, the Mantle Ridge Group shareholders may request that the Company file a registration statement to register the sale of shares of CSX common stock that the Mantle Ridge Group shareholders beneficially own, subject to the limitations and conditions provided in the Registration Rights Agreement. The Registration Rights Agreement is more fully described in, and is attached as an exhibit to, the Company's Current Report on Form 8-K filed on April 3, 2017 with the SEC.

Involvement in Certain Legal Proceedings

Mr. Harrison was a director of Dynegy from March 9 to December 16, 2011 (Chairman from July 11 to December 16, 2011), as well as Interim President and Chief Executive Officer from April 9 to July 11, 2011. On July 6, 2012, Dynegy filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code as a preliminary step necessary to facilitate the restructuring of one or more of Dynegy’s subsidiaries. Dynegy exited bankruptcy on October 1, 2012.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former executive officer of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

Board Leadership and Committee Structure

On March 6, 2017, CSX separated the roles of Chairman and CEO. The Board believes that at this time, and based on the Company’s current circumstances, the positions of Chairman and CEO should be separate, with the Chairman of the Board role being filled by an independent director. As the Chairman will be an independent director, the Presiding Director role has been eliminated as of March 6, 2017. Mr. Kelly, who previously served as Presiding Director, currently serves as the Chairman of the Board. The duties of the Chairman include: (i) calling special meetings of the Board, (ii) presiding at all meetings of the Board and shareholders, (iii) in consultation with the Vice Chairman of the Board, determining the agenda, schedule and meeting materials for meetings of the Board, (iv) guiding Board discussions and facilitating discussions between the Board and the Company’s management, (v) interacting with the Company’s analysts, investors, employees and other key constituencies and (vi) keeping the Vice Chairman informed, and consulting with the Vice Chairman, as to material internal and external discussions the Chairman has, and material developments the Chairman learns, about the Company and the Board.

On March 6, 2017, CSX also created the role of Vice Chairman of the Board to consult with, advise and assist the Chairman of the Board in the performance of the duties of the Chairman. Mr. Hilal currently serves as the Vice Chairman of the Board. The duties of the Vice Chairman include: (i) providing input on the agenda, schedules and meeting materials for meetings of the Board, (ii) assisting in guiding Board discussions and facilitating communication between the Board and the Company’s management, (iii) interacting with the Company’s analysts, investors, employees and other key constituencies, (iv) performing the duties of Chairman in the absence or at the request of the Chairman and (v) keeping the Chairman informed, and consulting with the Chairman, as to material internal and external discussions the Vice Chairman has, and material developments the Vice Chairman learns, about the Company and the Board.

The CSX Board has six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee, the Governance Committee and the Public Affairs Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” As of the Record Date, the composition of the committees of the Board was as follows:

Director	Audit	Compensation	Executive	Finance	Governance	Public Affairs
Donna M. Alvarado	●	●				●
John B. Breaux			●		●
Pamela L. Carter			●		●
Steven T. Halverson	●	●
E. Hunter Harrison
Paul C. Hilal		●	●	●	●
Edward J. Kelly, III		●	●		●
John D. McPherson				●		●
David M. Moffett			●	●
David M. Ratcliffe(1)				●		●
Dennis H. Reilley	●		●	●
Linda H. Riefler	●	●				●
Donald J. Shepard(1)	●	●
J. Steven Whisler	●			●
John J. Zillmer			●		●	●

(1)	Messrs. Ratcliffe and Shepard are not standing for re-election at the Annual Meeting.

Executive Committee
Meetings in 2016:	0

Committee Members:	John B. Breaux
Pamela L. Carter
Paul C. Hilal
Edward J. Kelly, III
David M. Moffett
Dennis H. Reilley
John J. Zillmer

Committee Chair:	E. Hunter Harrison

Independent Members:	6

The Executive Committee meets for the purpose of acting on behalf of the full Board between regularly scheduled meetings of the Board when time is of the essence. The Executive Committee has and may exercise all the authority of the Board, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended. Pursuant to the Executive Committee charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has eight members, consisting of the CEO, Chairman of the Board, Vice Chairman and the chairs of each of the five other standing committees. Messrs. Harrison, Hilal, Reilley and Zillmer joined the Executive Committee in March 2017.

Audit Committee
Meetings in 2016:	8

Committee Members:	Donna M. Alvarado
Steven T. Halverson
Dennis H. Reilley
Linda H. Riefler
Donald J. Shepard
J. Steven Whisler

Committee Chair:	David M. Moffett

Independent Members:	7

The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements and accounting methodology; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Auditors’ qualifications and independence; (iv) the Company’s risk management processes; (v) the performance of the Independent Auditors; and (vi) the Company’s internal audit function.

The Audit Committee recommends the appointment of the Independent Auditors and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Auditors, reviews the scope and methodology of the Independent Auditors’ proposed audits, reviews the Company’s financial statements, and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Auditors and management. The Audit Committee is responsible for the approval of all services performed by the Independent Auditors. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters.

The Audit Committee has seven members, each of whom the Board has determined to be independent pursuant to the independence standards promulgated by Nasdaq and the SEC. Mr. Reilley and Ms. Riefler joined the Audit Committee in March 2017; Mr. Shepard is not standing for re-election at the Annual Meeting.

The Board has determined that all members of the Audit Committee are financially literate and Messrs. Moffett, Shepard and Whisler are audit committee financial experts, as that term is defined by SEC rules and regulations. Please refer to the Report of the Audit Committee below for additional information.

Compensation Committee
Meetings in 2016:	6

Committee Members:	Donna M. Alvarado
Steven T. Halverson
Paul C. Hilal
Edward J. Kelly, III
Linda H. Riefler
Donald J. Shepard

Committee Chair:	John J. Zillmer

Independent Members:	6

The primary functions of the Compensation Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) review the Company’s compensation practices and policies, benefit plans and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) assure that the Company’s benefit plans, practices, programs and policies maintained for employees and directors comply with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; (vi) establish performance objectives for certain executives, and certify the attainment of those objectives in connection with the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and (vii) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement. In addition, the Committee monitors the administration of certain executive and management compensation and benefit programs.

The Compensation Committee has seven members, six of whom are: (i) “outside directors” within the meaning of regulations promulgated pursuant to Section 162(m); (ii) “non-employee directors” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; and (iii) independent pursuant to the independence standards promulgated by Nasdaq. Mr. Hilal is not an independent director due to his relationship with Mr. Harrison. As permitted by Nasdaq (under Nasdaq Stock Market Rule 5605), Mr. Hilal has been appointed to the Compensation Committee, to serve for no longer than two years, in limited and exceptional circumstances due to Mr. Hilal’s qualifications, including his experience in the railroad industry and analyzing company performance, and his long-standing relationship with Mr. Harrison. As a result of these qualifications, the Board has determined Mr. Hilal’s appointment to the Compensation Committee is in the best interest of CSX and its shareholders. Furthermore, Mr. Hilal will recuse himself from any compensation decisions related to Mr. Harrison. Messrs. Hilal and Zillmer and Ms. Riefler joined the Compensation Committee in March 2017; Mr. Shepard is not standing for re-election at the Annual Meeting.

No member of the Compensation Committee was an officer or employee of CSX during 2016. No member of the Compensation Committee is a former officer of CSX. During 2016, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one of more executive officers who serve on our Board of Directors or the Compensation Committee.

Finance Committee
Meetings in 2016:	5

Committee Members:	Paul C. Hilal
John D. McPherson
David M. Moffett
David M. Ratcliffe
Dennis H. Reilley
J. Steven Whisler

Committee Chair:	Pamela L. Carter

Independent Members:	6

The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. In addition, the Committee reviews and recommends policies and practices related to dividends and share repurchases programs. Messrs. Hilal and Reilley joined the Finance Committee in March 2017; Mr. Ratcliffe is not standing for re-election at the Annual Meeting.

Governance Committee
Meetings in 2016:	5

Committee Members:	John B. Breaux
Pamela L. Carter
Paul C. Hilal
Edward J. Kelly, III
John J. Zillmer

Committee Chair:	Dennis H. Reilley

Independent Members:	5

The Governance Committee of the Board identifies individuals qualified to become Board members and recommends candidates for election to the Board. In identifying and recommending director nominees, the Governance Committee uses criteria established by the Board with respect to qualifications for nominations to the Board and for continued membership on the Board. In considering potential director candidates, the Committee considers whether the individual has demonstrated leadership ability, integrity, values and judgment. The Governance Committee seeks to maintain a Board with a broad diversity of experience in business matters and the ability to assess and evaluate the role and policies of the Company in the face of changing economic conditions, regulatory environment and customer expectations.

The Governance Committee generally identifies nominees for directors through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on the director nominees, see Item 1: Election of Directors.

The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. In addition, the Committee reviews and recommends changes to Board committee structure and director compensation.

Five of the six members of the Governance Committee are independent directors pursuant to the independence standards promulgated by Nasdaq. Mr. Hilal is not an independent director due to his relationship with Mr. Harrison. As permitted by Nasdaq (under Nasdaq Stock Market Rule 5605), Mr. Hilal has been appointed to the Governance Committee, to serve for no longer than two years, in limited and exceptional circumstances due to Mr. Hilal’s qualifications, including his experience in the railroad industry and analyzing company performance, and his long-standing relationship with Mr. Harrison. As a result of these qualifications, the Board has determined Mr. Hilal’s appointment to the Governance Committee is in the best interest of CSX and its shareholders. Messrs. Hilal, Reilley and Zillmer joined the Governance Committee in March 2017.

Public Affairs Committee
Meetings in 2016:	5

Committee Members:	Donna M. Alvarado
John D. McPherson
David M. Ratcliffe
Linda H. Riefler
John J. Zillmer

Committee Chair:	John B. Breaux

Independent Members:	6

The Public Affairs Committee reviews significant legal, legislative and regulatory initiatives and rulemaking by federal, state, local and foreign government authorities, as well as other public issues of significance that affect the Company and its shareholders. The Committee also reviews key issues, assumptions, risks and opportunities that relate to the development and implementation of the Company’s operations and safety initiatives. Additionally, the Committee provides oversight of the Company’s compliance with legal requirements and internal policies relating to equal employment, diversity in the workplace, employee safety and environmental protection. Ms. Riefler and Messrs. Zillmer and Harrison joined the Public Affairs Committee in March 2017; Mr. Ratcliffe is not standing for re-election at the Annual Meeting.

Meetings of the Board and Executive Sessions

During 2016, there were eight meetings of the Board. Each of the directors then serving attended at least 85% of the meetings of the Board and the committees on which he or she served. The non-management directors met alone in executive session at each regular Board meeting. These executive sessions were chaired by the Presiding Director. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency. All directors then in office attended the 2016 Annual Meeting.

Director Compensation

The Board periodically, but at least once every three years, reviews and sets the compensation for non-management directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, the level of compensation necessary to attract and retain qualified, independent directors.

For 2016, the Board approved an annual retainer of $90,000, which was payable in cash unless the director chose to receive his or her fee in the form of CSX common stock. The Board also approved: (i) an additional $30,000 retainer for the Presiding Director, (ii) an additional $10,000 for the chair of each Board committee other than the Audit and Compensation Committees; (iii) an additional $20,000 for the Chair of the Audit Committee; (iv) an additional $5,000 for each member of the Audit Committee; and (v) an additional $15,000 for the Chair of the Compensation Committee. At the February 2016 Board meeting, each non-employee director also received an annual grant of common stock in the amount of $150,000 with the number of shares based on the average closing price of CSX stock in the months of November 2015, December 2015 and January 2016.

Each non-employee director was eligible to defer all or a portion of his or her director’s fees in 2016, including cash and stock compensation, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a rabbi trust, with dividends credited in the form of shares.

Non-employee directors also are eligible to receive other compensation and benefits as discussed below. The CEO does not receive compensation for his services as a director.

2016 Directors’ Compensation Table

The following table summarizes the compensation of each of the non-employee directors in 2016.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total(5)
Donna M. Alvarado	$95,000	$140,412	—	—	—	$1,321	$236,733
John B. Breaux	$100,000	$140,412	—	—	—	$18,821	$259,233
Pamela L. Carter	$90,000	$140,412	—	—	—	$26,321	$256,733
Steven T. Halverson	$110,000	$140,412	—	—	—	$51,321	$301,733
Edward J. Kelly, III	$130,000	$140,412	—	—	—	$51,321	$321,733
John D. McPherson	$90,000	$140,412	—	—	—	$41,321	$271,733
David M. Moffett	$95,000	$140,412	—	—	—	$51,321	$286,733
Timothy T. O’Toole(6)	$90,000	$140,412	—	—	—	$6,321	$236,733
David M. Ratcliffe(6)	$100,000	$140,412	—	—	—	$51,321	$291,733
Donald J. Shepard(6)	$110,000	$140,412	—	—	—	$51,321	$301,733
J. Steven Whisler	$95,000	$140,412	—	—	—	$21,321	$256,733

(1)	Fees Earned or Paid in Cash – Includes a cash retainer of $90,000 and any Committee Chair, Audit Committee or Presiding Director fees earned in 2016. Messrs. Breaux, McPherson, O’Toole, Ratcliffe and Shepard elected to defer 100% of their cash retainers and fees in the form of stock into the Directors’ Plan. Ms. Alvarado elected to defer 100% of her cash retainer and fees as cash into the Directors’ Plan.

(2)	Stock Awards – Amounts disclosed in this column are based on the February 10, 2016 grant date fair value of the annual stock grant to directors calculated in accordance with FASB ASC Topic 718 (“Topic 718”). The number of shares granted is based on an award value of $150,000 divided by the average closing price of CSX stock in the months of November 2015, December 2015 and January 2016. All such stock awards to directors vested immediately upon grant.

(3)	Option Awards – As of December 30, 2016, there were no stock options outstanding for directors.

(4)	All Other Compensation – Includes excess liability insurance and Company matches under the Directors’ Matching Gift Program. The only perquisites to exceed $10,000 for any director were Company matches under the Directors’ Matching Gift Program, which included matches in the following amounts: $50,000 for each of Messrs. Halverson, Kelly, Moffett, Ratcliffe and Shepard, $40,000 for Mr. McPherson, $25,000 for Ms. Carter, $20,000 for Mr. Whisler, $17,500 for Senator Breaux and $5,000 for Mr. O’Toole.

(5)	Total – The differences in the amounts in this column are largely attributable to fees for committee Chairs, for service on the Audit Committee or as then-Presiding Director and the Company match on charitable contributions under the Directors’ Matching Gift Program.

(6)	Mr. O’Toole resigned from the Board on March 6, 2017. Messrs. Ratcliffe and Shepard are not standing for re-election at the Annual Meeting.

Charitable Gift Plan

Directors elected before 2004 are eligible to participate in the CSX Directors’ Charitable Gift Plan (the “Charitable Plan”). Under the Charitable Plan, if a director serves for five consecutive years, CSX will make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death. In 2016, only four directors were eligible to participate in the Charitable Plan.

Matching Gift Program and Other Benefits

Non-management directors may participate in the CSX Directors’ Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per non-employee director per year. During 2016, 17 philanthropic organizations in areas served by the Company collectively received $357,500 under the Directors’ Matching Gift Program.

In addition, CSX makes available to non-employee directors personal excess liability insurance at no expense to the directors. During 2016, the excess liability insurance premium, which is reflected in the “All Other Compensation” column of the Directors’ Compensation Table, was approximately $1,300 for each participating non-employee director.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. These guidelines require that all non-employee directors own shares of CSX common stock. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual cash retainer. If the annual cash retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Corporate Governance.”

Item 2: Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Registered Public Accounting Firm The Board unanimously recommends that the shareholders vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Independent Auditors retained to audit the Company’s financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the Independent Auditors’ qualifications, performance and independence. Additionally, the Audit Committee periodically considers whether there should be a rotation of the Independent Auditors. Furthermore, in conjunction with the mandated rotation of the Independent Auditors’ lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the Independent Auditors’ lead engagement partner.

The Audit Committee has selected and appointed Ernst & Young LLP (“EY”) as the Company’s Independent Auditors to audit and report on CSX’s financial statements for the fiscal year ending December 29, 2017. EY or its predecessors have continuously served as the Company’s Independent Auditors since 1981. The Audit Committee and the Board believe that the continued retention of EY as the Company’s Independent Auditors is in the best interests of the Company and its shareholders.

Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

EY has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of EY will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

EY served as the Independent Auditors for the Company in 2016. The Audit Committee was responsible for the audit fee negotiations associated with the retention of EY. Fees paid to EY were as follows:

	2016	2015
Audit Fees:
Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX 404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation services related to regulatory filings.	$2,740,000	$2,808,000
Audit Related Fees:
Includes audits of employee benefit plans and subsidiary audits.	$277,000	$336,000
Tax Fees:
Includes fees for tax compliance and tax advice and planning.	—	—
All Other Fees:
Includes fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining EY’s independent status.	$77,000	$34,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by EY. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any pre-approvals to the full Audit Committee for ratification at its next scheduled meeting.

All engagements expected to cost $250,000 or more require pre-approval of the full Audit Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2015 and 2016, all services performed by EY were pre-approved.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, for establishing and maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

During 2016, the Audit Committee was comprised solely of independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Audit Committee in 2016, together with appointment dates and meeting attendance, is set forth below:

Members	Committee member since	Attendance at full meetings during 2016
Donald J. Shepard, Chairman	December 2007	8/8
Donna M. Alvarado	August 2006	8/8
Steven T. Halverson	August 2006	8/8
David M. Moffett	May 2015	7/8
J. Steven Whisler	May 2011	8/8

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent auditor. The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor, and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditor’s capabilities, technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained EY as the Company’s independent auditor for 2017. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue to recommend that the Board ask shareholders to ratify the appointment of the independent auditors at the Annual Meeting.

EY, the Company’s independent registered public accounting firm for 2016, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 30, 2016.

In this context, the Audit Committee has:

(i)	reviewed and discussed with management, the audited financial statements for the year ended December 30, 2016;

(ii)	discussed with EY, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”);

(iii)	received the written disclosures and the letter from EY as required by applicable requirements of the PCAOB regarding communications about Audit Committee independence and discussed EY’s independence with them; and

(iv)	reviewed and discussed with management and EY, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2016.

Members of the Audit Committee

Donald J. Shepard, Chairman
Donna M. Alvarado
Steven T. Halverson
David M. Moffett
J. Steven Whisler

Jacksonville, Florida

February 7, 2017

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the principles of the Company’s executive compensation programs, how those principles are applied and how the Company’s compensation programs are designed to drive performance. This CD&A focuses on the compensation of the Named Executive Officers (“NEOs”) as of December 30, 2016.

Name	Title
Michael J. Ward(1)	Chairman of the Board and Chief Executive Officer (“CEO”)
Clarence W. Gooden(1)	President
Frank A. Lonegro	Executive Vice President and Chief Financial Officer (“CFO”)
Fredrik J. Eliasson(1)	Executive Vice President and Chief Sales and Marketing Officer
Cynthia M. Sanborn	Executive Vice President and Chief Operating Officer (“COO”)

(1)	On February 14, 2017, Mr. Gooden resigned as President of the Company and assumed the title of Vice Chairman, and Mr. Eliasson was appointed President and Chief Sales and Marketing Officer of the Company, effective February 15, 2017. On March 6, 2017, (i) Mr. Ward resigned as Chairman and CEO, (ii) Mr. Gooden resigned as Vice Chairman and (iii) E. Hunter Harrison was appointed CEO, in each case, effective immediately. Mr. Ward and Mr. Gooden each assumed the title of consultant and will retire from the Company as of May 31, 2017. On April 19, 2017, Mr. Harrison assumed the role of President from Mr. Eliasson, who will continue to serve as Executive Vice President and Chief Sales and Marketing Officer of the Company.

Executive Overview

2016 Business Highlights

In 2016, the Company experienced continued declines in coal volumes driven primarily by low natural gas prices with coal volumes declining 21% year-over-year. Additionally, freight volume declined overall as global economic markets responded to continued strength in the U.S. dollar. Below are notable business highlights for 2016.

●	Operating income and operating ratio of $3.389 billion and 69.4%, respectively

●	Earnings per share of $1.81

●	Achieved productivity of $427 million

●	Achieved one-year share price appreciation of 38.5%

●	Repurchased approximately 38 million shares of CSX common stock

CSX remains committed to delivering value to shareholders through a balanced approach to deploying cash that includes investments in the business, dividend growth and share repurchases. In 2016, CSX returned approximately $1.75 billion to its shareholders in the form of dividends and share repurchases. In 2016, the Company also invested $2.7 billion to further enhance safety, service, capacity and flexibility of its transportation network.

Aligning Compensation Program with Leading Governance Practices

The Compensation Committee of the Board (for purposes of the CD&A, the “Committee”) establishes compensation programs that incorporate leading governance principles. Highlighted below are certain executive compensation practices designed to drive performance and foster strong corporate governance.

CSX Compensation Practices Include:	CSX Compensation Practices Do NOT Include / Allow:
High percentage of executive compensation that is performance-based	Dividends or dividend equivalents on unvested performance units
Performance measures that are highly correlated to shareholder value creation	Excise tax gross ups
Engagement of an independent compensation consultant	Re-pricing of underwater options without shareholder approval
Significant share ownership requirements for officers and directors	Recycling of shares withheld for taxes
Change of control agreements requiring a double-trigger (i.e., change of control plus termination) for severance
Clawbacks in short- and long-term incentive plans
Inclusion of multiple financial measures in long-term incentive program

Aligning Executive Compensation with Company Performance

The Committee’s performance-based compensation philosophy is designed to attract, retain and motivate executives to deliver superior performance. The Committee structures the Company’s executive compensation program to reward short- and long-term performance that creates value for shareholders. The compensation program is designed to provide an appropriate allocation between fixed and variable compensation while mitigating unnecessary or inappropriate risk. Each NEO’s total compensation is heavily weighted towards performance-based awards with long-term incentive compensation comprising the majority of the target compensation.

Long-Term Incentive Compensation. A significant portion of our senior management’s compensation is provided under performance-based long-term incentives (“LTI”). The 2014-2016, 2015-2017 and 2016-2018 long-term incentive plan (“LTIP”) cycles use Operating Ratio and Return on Assets (“ROA”) on an equally weighted basis to measure the Company’s performance. Operating Ratio and ROA have demonstrated a high correlation to shareholder value over time. For the 2014-2016 cycle, CSX achieved a cumulative Operating Ratio of 69.7% and average ROA of 7.56%, which resulted in a payout of 34% of target. Additionally, since 2009, a portion of the LTI has been provided in the form of restricted stock units (“RSUs”) and, in 2016, CSX added non-qualified stock options to its long-term incentive portfolio to align with the incentive compensation practices of our peers as well as further support alignment with shareholders.

Short-Term Incentive Compensation. The Company utilizes Operating Income as the financial performance measure to determine annual incentive compensation. The annual incentive compensation program also incorporates various strategic measures. Based on 2016 Operating Income of $3.389 billion and the Company’s performance against strategic goals, the short-term incentive payout for 2016 was 143% of target.

CEO’s Total Compensation in 2016. The Summary Compensation Table contains elements of compensation that were earned for the year, such as base salary and annual incentive compensation, as well as target long-term incentive compensation granted in 2016. It does not reflect the CEO’s total actual or “realized” pay (“Realized Pay”) for the most recently completed fiscal year. The CEO’s Realized Pay could be worth more or less than what is shown in the Summary Compensation Table depending on the Company’s overall financial performance, the CEO's individual performance and share price.

For 2015 and 2016, the primary difference between the CEO's Realized Pay and compensation as reflected in the Summary Compensation Table for each year is the amount of the long-term incentive compensation. In 2015, the CEO earned a payout of 64% for the performance units portion of his LTI, and for 2016, the payout was 34% of target. In addition, an RSU award that was granted to Mr. Ward in 2013 for retention purposes vested in May 2016 with a value of $1,655,641. For both 2015 and 2016, the Summary Compensation Table includes the fair market value of the target LTIP grants made each year, portions of which may or may not pay out, depending on Company performance. The chart below shows the CEO’s Realized Pay for fiscal years 2015 and 2016.

Realized Pay for 2016 includes the following:

●	base salary of $1.2 million paid during 2016;

●	RSUs that vested during 2016 in the amount of $3.61 million (based on the Company’s stock price on the vesting date);

●	performance units awarded pursuant to the 2014-2016 LTIP cycle in the amount of $2.34 million (based on the Company’s stock price on the vesting date); and

●	annual bonus of $2.06 million earned for 2016.

The CEO’s Realized Pay for 2016 was $9.21 million compared to $7.76 million in 2015. The change was driven primarily by the vesting of the special 2013 retention RSU grant and a higher short-term incentive payment in 2016, both of which were only slightly offset by the lower long-term incentive payout.

Executive Compensation Practices

What is CSX’s executive compensation philosophy?

The Committee believes that a strong, dedicated and engaged executive leadership team is essential to driving performance and delivering shareholder value. Accordingly, the Committee has designed the executive compensation program to motivate and reward the executive leadership team and align their compensation with the short- and long-term performance of the Company. In designing the Company’s compensation program, the Committee considers shareholder input through the annual say-on-pay vote, and believes that the positive 2016 vote (95.8% of votes cast voted for our say-on-pay proposal) validates the Company’s compensation philosophy.

The compensation program at CSX is premised on the following two key principles:

●	balanced, performance-based compensation is essential to enhancing shareholder value; and

●	the total executive compensation opportunity, including benefits, should be competitive with reasonable market practices.

These key principles help ensure that the Company’s executives are properly compensated and focused on specific performance factors that measure progress against the Company’s strategic business goals. The compensation principles discussed in the CD&A are applied in all but extraordinary circumstances.

What are the specific objectives of the Company’s executive compensation program?

The executive compensation program is structured to achieve the following objectives:

●

Attract and retain high-performing talent. Utilize competitive compensation and benefits programs to attract and retain talented, motivated, high-performing executives with specific skill sets and relevant experience.

●	Drive business and financial performance. Inspire leaders to achieve or exceed annual business goals.

●	Focus on long-term success. Mitigate risk and hold leaders accountable for long-term results that provide strong returns for shareholders over time.

●

Align ownership interests with shareholders. Require that a significant portion of overall compensation be performance-based equity to align the long-term interests of executives with those of CSX’s shareholders.

What is the role of the Compensation Committee?

The Committee oversees the development and approval of the Company’s compensation philosophy, strategy and design. The Committee strives to incent and reward performance through compensation plans that appropriately balance risks and incentives while taking into account independent data and changing market practices. In assessing performance of the NEOs in connection with incentive compensation payouts, the Committee conducts a detailed review of strategic goals that considers enterprise-wide risk assessments.

In establishing individual executive compensation opportunities and approving payouts, the Committee considers analyses and recommendations from its independent compensation consultant, competitive practices and the CEO’s recommendations (for senior executives other than himself). The Committee does not rely solely on guidelines, formulas or short-term changes in business performance. Key factors affecting the Committee’s determinations include:

●	the nature, scope and level of the executive’s responsibilities internally relative to other executives, and externally based on market comparisons;

●	performance compared to the specific goals and objectives determined for CSX and for the individual executive at the beginning of the year;

●	the executive’s contribution to CSX’s financial results and safety performance;

●	the executive’s effectiveness in leading CSX’s initiatives to improve customer service, productivity, and employee development and engagement; and

●

the executive’s contribution to CSX’s corporate responsibility efforts, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable laws and CSX’s code of ethics.

What is the role of the independent compensation consultant?

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in fulfilling its duties, including the authority to approve or ratify payments and other retention terms to any consultant.

The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analysis and to assist in the development and evaluation of the Company’s compensation programs. The Consultant reports directly to the Chairperson of the Committee and performs no other work for the Company. The Consultant generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rates approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time it makes a determination as to the renewal of the Consultant’s annual engagement. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee. In 2016, the Committee determined that: (i) the relationships and work of the Consultant and its professionals did not present any conflict of interest; and (ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and directors of the Company.

In 2016, the Consultant’s duties and responsibilities included:

●	assisting in the development of a peer group of companies for comparison purposes;
●	analyzing competitive practices, financial information, stock price and other performance data;
●	assessing compensation plan design in the context of the Company’s strategic business needs and shareholder impact;

●	reviewing performance targets for the Company’s short-term and long-term incentive plans;
●	providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance;
●	consulting with the Committee Chair to plan and prioritize Committee agenda items; and
●	providing the Committee with an independence letter each year in a form approved by the Committee Chair.

What is the role of the CEO in compensation decisions?

The CEO reviews compensation benchmark data for members of his senior executive team, which in 2016 included President; Executive Vice President and CFO; Executive Vice President and COO; Executive Vice President and Chief Sales and Marketing Officer; Executive Vice President, General Counsel and Corporate Secretary; Senior Vice President and Chief Administrative Officer; and Senior Vice President and Chief Information Officer of CSX Technology, Inc. (together with the CEO, the “Executive Team”). Using this data, the CEO considers information on executive performance and scope of responsibility and makes individual compensation recommendations to the Committee for each Executive Team member (other than himself). These recommendations include: (i) possible salary adjustments; (ii) payout recommendations for annual incentive compensation for Executive Team members based on individual performance during the previous year; and (iii) short and long-term incentive awards.

The CEO also provides input on targets for performance-based compensation plans but does not participate in the formal determination of such targets. The CEO does not make recommendations with respect to his own compensation, nor is he present when the Committee discusses his individual compensation.

What is the Company’s process for evaluating risk in connection with its compensation programs?

The Committee believes appropriately structured compensation plans should take into consideration enterprise risks and discourage behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, management, the Committee and the Consultant routinely review the Company’s enterprise risks and compensation plan design to consider whether the plans motivate the appropriate levels of risk and mitigate unnecessary or excessive risk-taking.

On an annual basis, management prepares a risk assessment that focuses primarily on the structure, key features and risk mitigating factors included in the Company’s cash and stock incentive compensation programs. This risk assessment: (i) describes the process for establishing the Company’s compensation programs; (ii) reviews the risks and mitigating factors present in the Company’s compensation programs; (iii) analyzes the relationship between the compensation programs and the Company’s enterprise risks identified through the Company’s business risk mitigation process; and (iv) when appropriate, provides recommendations for potential enhancements to further mitigate compensation risks.

The risk assessment helps the Committee evaluate: (i) the nature of the risks inherent in the Company’s compensation programs; and (ii) whether the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness.

How does the executive compensation program mitigate excessive risk-taking?

The Committee believes the following elements of the Company’s executive compensation program serve to mitigate risk:

●	executive compensation appropriately balances between (i) fixed and variable compensation and (ii) short- and long-term compensation;
●	significant weighting towards long-term incentive compensation discourages short-term risk-taking;
●	multiple long-term incentive compensation vehicles used, including performance units, RSUs and stock options;

●	rolling multi-year performance periods for the performance units portion of the long-term incentive compensation program discourages short-term risk-taking;
●	performance measures for short- and long-term incentive awards apply to all eligible executives and employees alike, regardless of business unit;
●

performance measures for short- and long-term incentive awards align with the Company’s strategic operating plan and focus on Operating Income, Operating Ratio, ROA, safety, customer service, operating efficiency, share price appreciation and other strategic goals;

●	clawback provisions in short- and long-term incentive compensation require repayment of awards in certain circumstances;
●	financial performance measures have a high correlation to long-term shareholder value creation;
●	multiple financial performance measures in the long-term incentive plan provide a balanced approach associated with reduced risk;

●	short- and long-term incentive awards include maximum payout caps;
●	the Committee may apply downward discretion to reduce incentive compensation payouts for Executive Team members;
●	internal controls over the measurement and calculation of performance measures protect against manipulation by employees; and
●	minimum three-year vesting periods and share ownership guidelines reinforce alignment of executive and shareholder interests.

The Company’s executive compensation program is designed to reward consistent performance by heavily weighting the NEO’s compensation to long-term incentives that reward sustainable financial and operating performance. Moreover, the Committee believes that the Company’s approach to goal setting, establishment of targets with payouts at differing levels of performance and evaluation of performance results serve to mitigate excessive risk-taking that could negatively impact shareholder value or reward poor judgment or execution by executives.

How does CSX benchmark its competitive pay practices?

The Committee regularly evaluates competitive compensation data including information from peer railroad companies and general industry companies. Data sources include third-party surveys of primarily North American companies and proxy disclosures of other major U.S. railroads.

The Company benchmarks target compensation data for the NEOs, including base salary and short- and long-term incentives with that of similar positions at peer railroads and general industry companies. For purposes of reviewing targeted compensation amounts for the NEOs, the Committee reviews market data at the 25th, 50th and 75th percentiles of comparator group compensation. When making compensation decisions, the Committee considers this market data, the scope of the individual’s responsibilities and performance, as well as other factors previously discussed in this CD&A.

For 2016, the Company used a customized comparison group comprised of 15 primarily U.S.-based companies (the “Comparator Group”) to help determine compensation levels and mix. The Committee annually assesses and approves the Comparator Group to ensure that it reflects market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. The Company believes the use of the Comparator Group over the larger general industry group allows for a more refined analysis of various compensation components. For 2016, the Comparator Group was comprised of the following companies:

2016 Comparator Group

Company Name	Revenue[1]
Canadian Pacific Railway Limited	$4,642
Dover Corporation	$6,794
Air Products & Chemicals, Inc.	$9,524
Norfolk Southern Corporation	$9,888
CSX Corporation	$11,069
Dominion Resources, Inc.	$11,737
Canadian National Railway Company	$12,037
Ingersoll-Rand plc	$13,509
Illinois Tool Works	$13,599
Waste Management, Inc.	$13,609
Textron Inc.	$13,788
PPG Industries, Inc.	$14,766
The Danaher Corporation	$16,882
Cummins, Inc.	$17,509
Union Pacific Corporation	$19,941
Raytheon Company	$24,069

25th Percentile	$9,615
50th Percentile	$12,773
75th Percentile	$16,062
Company Name	Market Cap[2]
Dover Corporation	$11,640
Textron Inc.	$13,121
Ingersoll-Rand plc	$19,385
Canadian Pacific Railway Limited	$20,882
Cummins, Inc.	$22,998
PPG Industries, Inc.	$25,016
Air Products & Chemicals, Inc.	$31,271
Waste Management, Inc.	$31,342
Norfolk Southern Corporation	$31,550
CSX Corporation	$33,349
Raytheon Company	$41,698
Illinois Tool Works Inc.	$42,984
Dominion Resources, Inc.	$48,003
The Danaher Corporation	$53,842
Canadian National Railway Company	$69,309
Union Pacific Corporation	$85,444

25th Percentile	$21,940
50th Percentile	$31,342
75th Percentile	$45,493

(1)	Revenue as of fiscal year-end 2016.

(2)	Market Cap as of December 31, 2016.

What are the elements of the Company’s executive compensation program?

The various components of the Company’s compensation program include base salary and short- and long-term incentive compensation (“Total Direct Compensation”). The Company also provides retirement and other employee benefits, non-qualified deferred compensation plans and limited perquisites (“Indirect Compensation”).

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to the Company’s NEOs within the framework described herein and after consultation with the Consultant. The objective is to provide total pay opportunities that are competitive with those provided by companies in the Comparator Group, with actual payment dependent upon Company and individual performance. The Committee bases its specific decisions and judgments on whether each award or payment provides an appropriate incentive and reward for individual performance that is consistent with the Company’s compensation objectives. The Committee also periodically reviews the competitiveness of Indirect Compensation.

Were there any special grants or adjustments to NEO compensation in 2016?

In connection with the Board’s succession planning efforts, Messrs. Eliasson and Lonegro and Ms. Sanborn each received a restricted stock grant in the amount of $500,000, which vests five years from the date of grant. For purposes of retention and in recognition of his experience, leadership and commitment, the Committee increased Mr. Ward’s LTI opportunity from $7 million to $9 million.

What is the target compensation mix for the CEO and other NEOs?

The Company’s compensation philosophy requires that a substantial portion of total compensation be at-risk and consist of performance-based incentives that link to CSX’s financial and strategic results. In addition, the Committee strives to strike an appropriate balance between short- and long-term compensation. The mix between fixed and variable compensation and short- and long-term compensation is designed to align the NEOs’ financial incentives with shareholder interests. In 2016, approximately 52% of the CEO’s targeted Total Direct Compensation and an average of 49% of the other NEOs’ targeted Total Direct Compensation was at-risk. The at-risk component of executive compensation means that if the Company did not meet or exceed the pre-established threshold financial performance levels, the executive would not receive a payout under the applicable short- or long-term incentive plan.

The chart below illustrates the amount of target Total Direct Compensation, including compensation that is at-risk, for the CEO and the other NEOs. Actual percentages of Realized Pay may vary in a given year depending on the payouts under the incentive compensation programs and the Company’s stock price performance.

2016 CEO Target Compensation Mix	2016 NEO Target Compensation Mix (excluding CEO)

Base Salary

How is base salary determined?

The Committee determines a salary for each NEO based on its assessment of the individual’s experience, responsibilities, performance and contribution to CSX. For purposes of recruiting and retention, base salaries are determined following a review of salary data for similar positions within the Comparator Group. Base salary may represent a larger or smaller percentage of Total Direct Compensation if actual performance under the incentive plans discussed below exceeds or falls short of performance targets.

Short-Term Incentive Compensation

How is short-term incentive compensation determined?

Short-term incentive compensation is designed to reward executives and other members of management for driving performance within a 12-month period. The Senior Executive Incentive Plan (“SEIP”) is the Company’s vehicle for providing annual incentive opportunities for the NEOs covered under Section 162(m). The Company’s objective is for payments made pursuant to the SEIP to be covered under Section 162(m) of the Internal Revenue Code (the “Code”), although there can be no assurance that such payments will be deductible under Section 162(m) of the Code. Under this shareholder-approved plan, the maximum amount payable is equal to the lesser of: (i) 0.3% of Operating Income for the CEO and 0.2% of Operating Income for each other NEO covered under Section 162(m); or (ii) $3 million. The Committee may adjust this amount downward in its sole discretion.

In 2016, the Committee exercised its downward discretion with respect to the NEOs covered under Section 162(m) by utilizing the same methodology and performance achievement used under the Company’s Management Incentive Compensation Plan (“MICP”). The MICP is the Company’s annual incentive plan for eligible management employees. The MICP is 100% performance-based and requires attainment of both financial and strategic objectives. No payout is made under the MICP unless a pre-set Operating Income level is achieved, regardless of achievement of strategic goals. Applying the methodology utilized under the MICP, each NEO has an incentive opportunity expressed as a percent of base salary earned during the year (“Target Incentive Opportunity”). In 2016, the Target Incentive Opportunity levels for Messrs. Ward and Gooden were 120% and 100%, respectively. The Target Incentive Opportunity levels for Messrs. Eliasson and Lonegro, and Ms. Sanborn were each 90%. The actual payouts are adjusted to reflect Company and individual performance.

The Committee compares the Company’s performance to the preapproved performance goals for the year. The performance goals are divided between: (i) the financial measurement—Operating Income—which is based upon the Company’s business plan and can result in a payment between 0% and 160% of the NEO’s Target Incentive Opportunity; and (ii) the strategic measurements that can result in a payment between 0% and 40% of the NEO’s Target Incentive Opportunity. Therefore, the actual payout can range between 0% and 200% of the NEO’s Target Incentive Opportunity.

The MICP Operating Income target for 2016 was set at $3.264 billion based on the Company’s business plan. Achievement of this Operating Income target would have produced a payout of 80% under the financial component. Depending on the level of achievement on the strategic component, which has a maximum payout of 40%, the total payout at the target performance range could have ranged from 80% to 120% of the Target Incentive Opportunity.

2016 MICP Achievement (Payout) Percentages

Operating Income	Financial Component	Strategic Component	Total Payout Range
Threshold - $2.764 billion	30%	0 - 40%	30 - 70%
Target - 2016 Business Plan - $3.264 billion	80%	0 - 40%	80 - 120%
Maximum - $3.564 billion	160%	0 - 40%	160 - 200%

The 2016 MICP included strategic goals in the following categories: (i) safety; (ii) service excellence; (iii) reliability; (iv) value pricing; (v) productivity; (vi) risk management; (vii) technology optimization; and (viii) network transformation. These categories were selected to ensure that senior executives balance financial goals with key operating and business initiatives that impact employees, customers, communities and shareholders. There is no formal or informal weighting assigned to the individual goals or categories, and the Committee considers strategic results based on a subjective evaluation.

2016 MICP Strategic Performance Goals

Safety			Service Excellence
Reduce severe injuries as measured by Injury Severity Index	Maintain FRA Personal Injury Frequency Index	Reduce FRA Train Accident Frequency Index	Improve Customer Satisfaction Score
Achieved	Partially Achieved	Not Achieved	Partially Achieved

Reliability
Domestic Intermodal Availability	Committed Time of Arrival: Merchandise	Service Rail Car Availability – Automotive	Local Service Measurement Carload
Achieved	Partially Achieved	Achieved	Achieved

Value Pricing	Productivity	Risk Management
Achieve “Same Store Sales” price goals	Achieve all-in productivity

Strategy for Changing Business: Through advocacy, compliance and strategic engagement, help drive work to: (i) increase intermodal and merchandise opportunities; (ii) reduce and monetize coal and non-coal properties; (iii) respond effectively to expectations of shareholders; and (iv) assure leading governance practices.

Not Achieved	Achieved	Achieved

Technology Optimization

Deploy Technology to drive reliability, foster growth and reduce costs. Define opportunities to enable service, reduce asset intensity and enable further productivity. Recommend approach including investment, sequencing and benefits.

Submit revised Positive Train Control (“PTC”) Implementation Plan to FRA. Extend PTC Revenue Service Demonstration to 15-22 additional subdivisions (subject to software reliability and operational impacts) and complete 700 mission capable locomotives. Progress strategy for short lines, industry interoperability, and long-term PTC operations, maintenance and value.

Achieved	Achieved

Network Transformation

Coal Rationalization: Begin implementation of coal network rationalization plan by reducing approximately 150 - 200 miles of coal associated rail including yards, sidings and surplus track and explore collaboration with other railroads to reduce export coal port duplication and enable export market density.

Siding and Network Capacity: Develop and execute plan to add siding capacity where appropriate to enable longer trains to drive productivity, service and growth. Determine and recommend optimal investments and sequence.

Intermodal Growth: Improve Intermodal alignment within CSX and complete cross functional service integration. Develop and execute Intermodal Go-To-Market strategy and finalize decision on Central Carolina Connector.

Achieved	Achieved	Achieved

What was the payout under the 2016 MICP?

The Company achieved a 2016 Operating Income of $3.389 billion. This Operating Income performance resulted in a 108% payout for the financial component of the 2016 MICP. Based on performance against the strategic goals, the Committee approved a payout of 35% on the strategic component. Thus, the payout levels for the financial and strategic components, when combined, resulted in a total overall payout of 143% of target incentive opportunities. In accordance with the Company’s performance management program, actual MICP award payouts were adjusted upward or downward from the 143% based on individual performance.

What was the 2016 short-term incentive compensation payout for the NEOs?

Similar to how management assesses the performance of all eligible employees, the Committee annually assesses the individual performance of each NEO and determines payout amounts, which are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As in prior years, the payouts for the NEOs were calculated pursuant to the methodology applied to the MICP and, therefore, were substantially less than the maximum available to each individual under the SEIP. Consistent with MICP practices, awards for the NEOs may vary based on individual performance. In light of extraordinary efforts that helped generate $427 million of productivity in 2016, the Committee approved a payout of 163% for Ms. Sanborn. For each of the other NEOs, the Committee approved an annual incentive compensation payout at 143% of target.

How does the 2016 payout compare to prior year payouts?

The chart below illustrates the Company’s historical Operating Income and the percentage payout under the MICP since 2012.

Year	2012	2013	2014	2015		2016
Operating Income (Target) (amounts in billions)	$3.650	$3.300	$3.550	$3.850		$3.264
Operating Income (Actual)(1) (amounts in billions)	$3.457	$3.473	$3.613	$3.584	(2)	$3.389
Overall Payout (as a percentage of target incentive opportunity)	60%	130%	116%	60%		143%

(1)	Actual results reflect Operating Income at time of payout approval and do not reflect the revenue-related accounting adjustments disclosed in the Company’s Form 10-K in 2013. The Operating Income for 2012, as disclosed in the Company’s Form 10-K for 2013, was $3.464 billion. MICP payouts were not impacted by the adjustments.

(2)	For 2015, the overall payment was based on 2015 adjusted Operating Income of $3.631 billion, which excludes $47 million of non-recurring expenses pursuant to the terms of the 2015 short-term incentive plan.

Has the short-term incentive plan been effective in driving Company performance?

The Committee believes that the short-term incentive opportunities provided to the NEOs help drive the Company’s annual performance. This improvement has been driven by initiatives focusing on asset utilization, productivity and yield management. The Committee believes that sustained improvements in Operating Income will continue to play a critical role in the creation of shareholder value.

Long-Term Incentive Compensation

Long-term incentive compensation is intended to incent employee behavior that supports strategic initiatives to drive shareholder value over a multi-year period. This is accomplished by providing incentives based on performance measures that: (i) have had a historically high correlation to shareholder returns; (ii) are within management’s direct control; and (iii) encourage long-term commitment and perspective. LTI are granted under the shareholder-approved 2010 CSX Stock and Incentive Award Plan (the “Stock Plan”). Each year, a market competitive long-term incentive grant value (in dollars) is identified for each position level and converted into the appropriate number of grants based on the average closing value of CSX common stock for the full three-month period prior to the grant.

What forms of long-term incentive compensation are granted to NEOs?

The Stock Plan allows multiple and varying types of awards and provides flexibility in compensation design. Types of awards can include restricted stock, RSUs, performance units, stock options and stock appreciation rights. The Committee determines the mix of equity vehicles on an annual basis. The mix has historically included performance units and RSUs. Stock options were added in 2016 to encourage absolute stock price appreciation.

Performance units are granted at the beginning of the period known as the performance cycle in accordance with the Company’s LTIP, as described below. Awards are paid in the form of CSX common stock at the end of the period based on attainment of pre-established performance goals. Dividend equivalents are not paid on performance units for the outstanding LTIP cycles. Performance units are subject to forfeiture if employment terminates before the end of the performance cycle for any reason other than death, disability or retirement. If employment terminates due to death, disability or retirement, participants receive a pro-rata portion of the award based on the number of months completed in the LTIP cycle.

RSUs represent a promise to issue shares of common stock if a participant remains employed by the Company for a defined period of time referred to as the restriction period. RSUs granted in 2016 vest three years after the date of grant. Participants receive cash dividend equivalents on the unvested shares during the restriction period. Unlike performance units, RSUs are not subject to any performance requirements. RSUs are subject to forfeiture if employment terminates before the end of the restriction period for any reason other than death, disability or retirement. If employment terminates due to death or disability, the award fully vests and the shares are distributed to the participant or the participant’s estate. Upon retirement, the participant receives a pro-rata award based on the number of months completed in the restriction period.

Stock options require stock price growth in order to deliver any value; therefore, they reinforce leadership focus on the importance of returns to shareholders. Stock options provide participants with the right, but not the obligation, to buy CSX stock at an agreed-upon price within a certain period of time. Grants were made in February 2016 and vest three years from that date. Participants have ten years from the date of grant in which to exercise their options. The exercise price of the options is established as the closing stock price on the date of grant. The Stock Plan prohibits the repricing of outstanding stock options without the approval of shareholders. Stock options are subject to forfeiture if employment terminates before the end of the vesting period for any reason other than death, disability or retirement. If employment terminates due to death, disability or retirement, participants receive a pro-rata portion of the award based on the number of months completed in the vesting period. The prorated options vest according to the normal vesting schedule and the participant has seven years following vesting in which to exercise the vested options.

New LTIP cycles are approved each year when the Committee grants performance units to participants. These grants are made following annual Board review of the Company’s business plan for the applicable upcoming three-year period, upon which the performance targets are set. Each LTIP cycle is designed to emphasize performance while aligning executives’ interests with those of shareholders by linking the payout’s value to share price. The three-year performance cycles run concurrently, so the Company may have up to three active cycles during a given year. The 2014-2016 cycle closed on December 30, 2016. The 2015-2017, 2016-2018 and 2017-2019 cycles remain in progress.

Actual payouts for each LTIP cycle, if any, do not occur until January of the year following the last year in the three-year cycle. These payouts can vary significantly from the target grants in terms of both the number of shares paid out and the market value of CSX common stock at the time of payout. The payout is made in shares with the value of the payout derived by multiplying the number of performance units earned by the share price of CSX common stock at the time of payout. Based on actual performance, as discussed below, the payouts for the NEOs at the end of the performance cycle can range from 0% to 200% of the target grants. The NEOs’ awards can be reduced by as much as 30% based upon the Committee’s assessment of total shareholder return relative to three different indices during the cycle.

What were the performance measures for the 2014-2016 LTIP cycle?

Operating Ratio and ROA served as the performance measures for the 2014-2016 LTIP cycle. The Committee chose Operating Ratio due to its historically high correlation to CSX’s stock price, alignment with shareholder value and the ability of employees to understand the impact of their actions in relation to Company performance. The Committee chose ROA because it serves as an indicator of how efficiently Company assets are being utilized.

Operating Ratio is defined as operating expense divided by operating revenue adjusted by excluding non-recurring items that are disclosed in the Company’s financial statements. ROA is calculated using tax-adjusted Operating Income, excluding non-recurring items as disclosed in the Company’s financial statements, divided by net property. The tax-adjusted Operating Income uses a flat 38% tax rate to eliminate volatility of one-time tax issues. Net property is calculated by subtracting accumulated depreciation from gross property. Operating Ratio and ROA each comprised 50% of the total payout opportunity for participants, and each was measured independently of the other.

The threshold, target and maximum payouts for each measure are 10%, 50% and 100%, respectively, generating a target payout of 100% and a maximum possible payout of 200% for the 2014-2016 LTIP cycle. The 2014-2016 LTIP cycle measured cumulative Operating Ratio and average ROA over an 11-quarter period from April 2014 to December 2016. The first quarter of 2014 was not included in the performance period due to timing of approval of the LTIP cycle.

In addition to Operating Ratio and ROA, the Committee maintains downward discretion on the payouts for the NEOs based on relative total shareholder return (“Relative TSR”). If CSX’s 2014-2016 Relative TSR is in the bottom quartile of any of the comparison groups for the 11-quarter period, the Committee may exercise up to 30% downward discretion on the payout to Executive Team members.

Operating Ratio =	Operating Expenses	50%
	Operating Revenues

Return on Assets (ROA) =	Tax-Adjusted Operating Income	50%
	Net Property

What were the financial goals for the 2014-2016 LTIP cycle?

The LTIP targets for the 2014-2016 LTIP cycle were set to provide an incentive to continue growing shareholder value. Under the 2014-2016 LTIP cycle: (i) a cumulative Operating Ratio of 72.0% was needed to achieve a threshold payout; (ii) a cumulative Operating Ratio of 70.0% was needed to achieve a target payout; and (iii) a cumulative Operating Ratio of 69.0% was needed to achieve a maximum payout. These performance levels were subject to adjustment based on the price per gallon of highway diesel fuel, as discussed below. For ROA, the threshold, target and maximum payout goals were set at 7.61%, 8.29% and 8.67%, respectively.

How are the performance levels adjusted for the price of fuel?

At the time of adoption of the 2014-2016 LTIP cycle, a provision was made for the adjustment of the Operating Ratio performance goals by a pre-determined amount if the cost of highway diesel fuel was outside the range of $3.53 - $4.03 per gallon. This adjustment is included in the plan design for each LTIP cycle due to the significant impact volatile fuel prices have on expenses and Operating Ratio. Based on the price per gallon of highway diesel fuel during the 2014-2016 cycle, the adjusted threshold, target and maximum payout targets were 70.9%, 68.9% and 67.9%, respectively.

What was the actual payout for the 2014-2016 LTIP cycle?

Based on the cumulative Operating Ratio of 69.7% and an average ROA of 7.56% for the cycle, the payout for the 2014-2016 LTIP cycle was 34%. The Committee evaluated Relative TSR performance against the S&P 500, S&P 500 Transportation Industry and peer railroads, and the Company's Relative TSR was not in the bottom quartile of any of the comparison groups for the cycle. Accordingly, no downward discretion was applied.

What types of long-term incentive compensation were granted to the NEOs in 2016?

In 2016, the Company added nonqualified stock options to its existing mix of LTI vehicles, which include RSUs and performance units. Stock options were added in an effort to better align our long-term incentive practices with shareholder value and those of general industry and rail peers, the majority of which utilize stock options as part of their long-term incentive compensation.

The LTI mix was achieved by determining a market competitive LTI grant value and allocating 50% of such value to performance units, 25% to time-based RSUs and 25% to stock options. This approach partially offsets market volatility and other external factors by sustaining a level of value while simultaneously preserving an incentive to meet performance goals. Additionally, this mix provides a stable and balanced LTI portfolio and maintains a strong link to shareholder value. In determining the number of units to be granted under each LTI vehicle, the target award value is divided by the average of CSX’s stock price during the three full months prior to the grant date, rather than the stock price on the date of grant. Using the three-month average reduces the impact of daily fluctuations in stock price.

How many performance units, RSUs and stock options were granted to the NEOs in 2016?

After establishing the market-competitive, annual long-term incentive award value (in dollars) for each NEO, the dollar value was then converted into a number of performance units, RSUs and stock options based on the average closing price of CSX stock for November 2015, December 2015 and January 2016, which was $25.78.

The table below indicates the number of performance units, RSUs and stock options granted to each NEO on February 10, 2016.

NEO	2016 Long-Term Incentive Value	2016-2018 Performance Units (50% of Value)	2016 RSUs (25% of Value)	2016 Stock Options (25% of Value)	Total Performance Units, RSUs and Options
Michael J. Ward	$9,000,000	174,554	87,277	495,595	757,426
Clarence W. Gooden	$2,500,000	48,487	24,244	137,665	210,396
Frank A. Lonegro	$1,500,000	29,092	14,546	82,599	126,237
Fredrik J. Eliasson	$2,000,000	38,790	19,395	110,132	168,317
Cynthia M. Sanborn	$2,000,000	38,790	19,395	110,132	168,317

Does the Company have non-compete agreements and clawback provisions?

Yes. The Company utilizes non-compete agreements and clawback provisions in connection with its compensation plans, which are described further below.

Non-Compete Agreements:

Vice Presidents and above (“Senior Management”) are required to enter into formal non-compete agreements with the Company as a condition for participation in each LTIP cycle. The non-compete agreements preclude an employee from working for a competitor. The non-compete conditions extend for a period of 18 months following separation from employment.

Clawbacks:

Short-term Incentive Plan. The short-term incentive plan contains provisions requiring NEOs to repay to the Company portions of any payment received if: (i) within the two-year period following the receipt of the payment, the Company is required to restate its financial statements due to accounting irregularities; and (ii) the payment amount received exceeded the otherwise proper payment based on the restated financials.

Long-term Incentive Plan. In the event the Company is required to restate its financial statements due to accounting irregularities, the clawback provision in each LTIP requires that amounts in excess of the otherwise proper award be repaid to the Company. Each LTIP also contains provisions for Senior Management that require the repayment to the Company of portions of any award received if, within the two-year period following the receipt of the award, the employee violates certain conditions, including: (i) separation from the Company and working for a competitor in a similar capacity as the participant has functioned during the past five years at the Company; or (ii) engaging in conduct that puts the Company at a competitive disadvantage.

Benefits

What types of Retirement and Health and Welfare Benefits are provided to the NEOs?

Retirement Compensation:

CSX’s retirement programs consist of two components: a defined benefit pension plan and a 401(k) plan. The retirement programs described below are provided to the NEOs under the following plans:

●	CSX Pension Plan (the “Pension Plan”);
●	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”); and
●	The CSX Corporation 401(k) Plan (“CSXtra Plan”).

Pension Plan

The Pension Plan is qualified under the Code and covers CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees hired before January 1, 2003, benefits accrue based on a “final average pay” formula; and (ii) for employees hired on or after January 1, 2003, benefits accrue based on a “cash balance” formula. All NEOs were hired before January 1, 2003, and as such, are eligible for benefits under the final average pay formula. Further information on the Pension Plan can be found in the discussion following the Pension Benefits Table.

Special Retirement Plan

The Special Retirement Plan is a nonqualified plan and primarily provides benefits that are otherwise limited under the Pension Plan due to the qualified plan Code provisions. Further information on the Special Retirement Plan can be found in the discussion following the Pension Benefits Table.

CSXtra Plan

All CSX non-union employees may contribute to the CSXtra Plan, which is a traditional qualified 401(k) plan. Participants may contribute on a pre-tax and after-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary. Participants may invest contributions in various funds, including the CSX stock fund.

Executive Deferred Compensation Plan:

CSX maintains an elective nonqualified executive deferred compensation plan (“EDCP”) for the benefit of its eligible executives and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to:

●	defer compensation in excess of qualified plan limits until retirement or another specified date or event; and
●	defer compensation to allow them to receive the full Company matching contribution of 3.5% of base salary not otherwise available to them under the 401(k) plan.

The types of compensation eligible for deferral include base salary, short-term (annual) incentive compensation and LTIP awards.

Health and Welfare Benefits:

CSX provides the same health and welfare benefits to the NEOs as those available to eligible management employees. The Company also provides basic life insurance and accidental death and dismemberment (“AD&D”) insurance coverage to all management employees, each of which is equal to two times their respective annual salaries. Both life and AD&D benefits were capped at $1,000,000 effective January 1, 2006, but employees who already had coverage in excess of $1,000,000 retained the prior cap of $3,000,000. The Company also provides to the NEOs, on the same basis as other management employees, salary continuance in the event of short-term or long-term disability, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement health and welfare plan for management employees hired before January 1, 2003. The Company stopped providing post-retirement health and welfare benefits for management employees, including executive officers, hired on or after January 1, 2003, as a cost-saving measure.

Does the Company provide perquisites to its NEOs?

The perquisites provided to NEOs in 2016 included: (i) financial planning services up to $12,000; (ii) excess liability insurance; and (iii) an annual physical examination. These perquisites were valued at approximately $15,000 for each NEO.

Since Mr. Ward became CEO in 2003, he has been required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. In 2016, the aggregate incremental cost to the Company of Mr. Ward’s Company-mandated personal aircraft usage was $63,650. The aggregate incremental cost to the Company for personal aircraft usage for each of the other NEOs did not exceed $7,500 in 2016.

Severance and Change-of-Control Agreements

Is there any special severance plan provided to the NEOs?

During 2016, senior management was covered under the Company’s policy generally available to all salaried employees whose positions are eliminated, pursuant to the terms of CSX’s severance plan, which pays benefits based upon years of service. The benefits ranged from one month of base pay (if one to three years of service has been attained) to one year of base pay (if at least 34 years of service has been attained).

In early 2017, in an effort to retain key members of senior management and ensure their critical focus on the Company’s strategic goals in light of changes in leadership, the Company adopted a one-year severance protection program for senior management (the “Section 16 Officer Severance Plan”). The Section 16 Officer Severance Plan provides eligible employees with severance payments and benefits in the event that such employee’s employment with the Company or one of its subsidiaries is terminated on or before February 22, 2018, involuntarily by the Company other than “for cause” or voluntarily by the eligible employee for “good reason.”

The severance payments that could be received by an eligible employee are as follows:

●	a lump sum cash payment equal to two times the employee’s then base salary;

●	a lump sum cash payment of one times the employee’s target bonus for the year of separation;

●	credit for an additional three years of age and two years of service for purposes of calculating the employee’s pension benefit; and

●	pro-rata vesting of the employee’s unvested equity awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

Does the Company provide Change-of-Control Agreements to its NEOs?

Yes. At the end of 2016, each of the NEOs had a Change-of-Control Agreement that was designed to ensure management objectivity in the face of a potential transaction and further promote recruitment and retention of top executives. Since payment is “double-trigger” (i.e., payments are conditioned upon a change-of-control as well as separation from employment), executives are financially protected and thereby properly positioned to negotiate in the best interests of shareholders.

A detailed description of the Change-of-Control Agreements is set forth under the section entitled “Post-Termination and Change-of-Control Payments.”

Are there limits on severance amounts paid to the NEOs pursuant to Change-of-Control Agreements?

Yes. The Company’s policy for severance benefits (the “Policy”): (i) requires a “double-trigger” to receive severance; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The Policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 times base salary plus bonus. The Policy is available on the Company’s website at http://investors.csx.com under the heading “Corporate Governance.” All of the NEOs’ Change-of-Control Agreements are in compliance with the Policy.

Does the Company have stock ownership guidelines for the NEOs?

Yes. CSX believes that, in order to align the interests of management with those of its shareholders, it is important that NEOs and other senior managers hold a meaningful ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines.

Position	Minimum Value
Chief Executive Officer	6 times base salary
President	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents and Equivalent	1 times base salary

Each of the individuals covered by these guidelines must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so. As of December 30, 2016, all NEOs held amounts of CSX common stock in excess of these ownership guideline requirements.

In addition, as part of its stock ownership guidelines, the Company has adopted a one-year holding period for Senior Vice Presidents and above for the after-tax portion of restricted stock and RSUs following vesting. Accordingly, NEOs must wait one year after the completion of the restriction period before entering into any transaction involving such stock.

What are the accounting, tax and dilution considerations of CSX’s compensation programs?

As discussed above, a significant portion of each NEO’s Total Direct Compensation is performance-based. Section 162(m) of the Code imposes a $1 million limit on the amount that CSX may deduct for compensation paid to the NEOs. However, performance-based compensation paid under a plan that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only if pre-established, objective performance goals are achieved and the Committee that establishes and certifies attainment of the goals consists only of outside directors.

While the tax effect of any compensation arrangement is a factor to be considered, the effect is evaluated by the Committee in light of CSX’s overall compensation philosophy and objectives. CSX’s compensation program for NEOs has both objective and discretionary elements. Generally, the Committee wishes to maximize CSX’s federal income tax deductions for compensation expense. Therefore, the Company has endeavored to structure the short-term and long-term performance-based incentive elements of executive compensation to meet the requirements for deductibility under Section 162(m) while retaining the ability to apply permissible negative discretion in determining the ultimate award payouts. Nonetheless, the Committee does not believe that compensation decisions should be unduly constrained by how much compensation is deductible for federal tax purposes. Accordingly, the Committee is not limited to paying compensation under plans that are qualified under Section 162(m) and the Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible under Section 162(m).

The Committee seeks to balance the tax, earnings and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives.

2016 Summary Compensation Table

The Summary Compensation Table presents the amount and type of compensation for the NEOs in 2016.

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Ward(5)	2016	$1,200,000	—	$6,317,982	$2,316,907	$2,059,200	$1,563,377	$122,638	$13,580,104
Chairman and CEO	2015	$1,200,000	—	$7,064,833	—	$864,000	—	$80,728	$9,209,561
	2014	$1,200,000	—	$6,962,613	—	$1,843,200	—	$62,276	$10,068,089
Clarence W. Gooden(5)	2016	$700,000	—	$1,754,999	$643,584	$1,001,000	$438,531	$56,509	$4,594,623
President	2015	$665,720	—	$2,406,455	—	$373,432	—	$49,362	$3,494,969
	2014	$650,000	—	$1,989,315	—	$678,600	$205,109	$52,495	$3,575,519
Frank A. Lonegro	2016	$500,000	—	$1,520,986	$386,150	$643,500	$484,797	$31,825	$3,567,258
Executive Vice President and CFO	2015	$365,518	—	$706,112	—	$173,072	$27,056	$18,064	$1,289,822
	2014	—	—	—	—	—	—	—	—
Fredrik J. Eliasson(5)	2016	$600,000	—	$1,872,005	$514,867	$772,200	$901,672	$35,567	$4,696,311
Executive Vice President and Chief Sales and	2015	$565,720	—	$2,018,535	—	$305,489	$199,435	$27,174	$3,116,353
Marketing Officer	2014	$550,000	—	$1,989,315	—	$603,900	$874,385	$23,394	$4,040,994
Cynthia M. Sanborn	2016	$550,000	—	$1,872,005	$514,867	$807,850	$1,113,588	$35,976	$4,894,286
Executive Vice President and COO	2015	$497,456	—	$2,741,527	—	$266,938	$91,485	$32,600	$3,630,006
	2014	—	—	—	—	—	—	—	—

(1)	Stock Awards—Amounts disclosed in this column are related to LTIP performance units, RSUs and restricted stock granted in 2014, 2015 and 2016, and reflect the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions at the time of grant. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K, which was filed on February 14, 2017. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance units (which does not include stock options, RSUs or restricted stock) for each NEO by year of grant would be: 2016: Mr. Ward—$8,423,976, Mr. Gooden—$2,339,982, Mr. Lonegro—$1,403,980, Mr. Eliasson and Ms. Sanborn—$1,872,006; 2015: Mr. Ward—$10,597,268, Mr. Lonegro—$302,758, Messrs. Gooden and Eliasson—$3,027,802, and Ms. Sanborn—$2,270,832; and 2014: Mr. Ward—$10,443,920, Mr. Gooden—$3,609,735, and Mr. Eliasson—$2,983,986.

(2)	Non-Equity Incentive Plan Compensation—The 2016 annual incentive compensation was paid in February 2017 based on a 143% payout of the 2016 MICP. Based upon her 2016 performance, Ms. Sanborn received a 163% payout.

(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings—The values in this column reflect only changes in the actuarial present value of pension benefits as there were no above-market nonqualified deferred compensation earnings to report. The changes in values result from increases in each individual’s years of service, final average compensation calculation and age, revised mortality assumptions, as well as from a decrease in the pension discount rate from 4.30% to 4.08%. CSX measured its pension values as of December 31, 2016.

(4)	All Other Compensation—The values in this column include amounts for personal aircraft usage, financial planning services, physical examination, annual health care savings account contribution, excess liability insurance, and the Company’s match under the 401(k) and nonqualified deferred compensation plans. For Mr. Ward, this column includes, along with the items discussed above, costs associated with home security and Company-mandated aircraft usage with an aggregate incremental cost to the Company of $63,650. The personal aircraft usage amount was calculated using the direct hourly operating cost of $1,675 per flight hour for 2016 plus taxes. The aggregate incremental cost to the Company for the use of Company aircraft for personal travel is calculated by multiplying the hourly variable cost rate (including fuel, oil, airport and hangar fees, crew expenses, maintenance, catering and taxes) for the aircraft by the hours the executive used the aircraft. For these purposes, hours occupied by any “deadhead” aircraft legs are included in the total hours the aircraft was used by the executive.

(5)	On February 14, 2017, Mr. Gooden resigned as President of the Company and assumed the title of Vice Chairman, and Mr. Eliasson was appointed President and Chief Sales and Marketing Officer of the Company, effective February 15, 2017. On March 6, 2017, (i) Mr. Ward resigned as Chairman and CEO, (ii) Mr. Gooden resigned as Vice Chairman and (iii) E. Hunter Harrison was appointed CEO, in each case, effective immediately. Mr. Ward and Mr. Gooden each assumed the title of consultant and will retire from the Company as of May 31, 2017. On April 19, 2017, Mr. Harrison assumed the role of President from Mr. Eliasson, who will continue to serve as Executive Vice President and Chief Sales and Marketing Officer of the Company.

2016 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards Table is a supporting table to the Summary Compensation Table. In 2016, the NEOs received the plan-based awards as shown in the table below.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Awards (# units)(2)			All Other Stock Awards(3) (units)	All Other Option(4) Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (units)	Target (units)	Maximum (units)
Michael J. Ward	February 10, 2016				17,455	174,554	349,108				$4,211,988
	February 10, 2016							87,277			$2,105,994
	February 10, 2016								495,595	$24.13	$2,316,907
		$432,000	$1,440,000	$3,000,000
Frank A. Lonegro	February 10, 2016				2,909	29,092	58,184				$701,990
	February 10, 2016							14,546			$350,995
	February 10, 2016							19,395			$468,001
	February 10, 2016								82,599	$24.13	$386,150
		$135,000	$450,000	$3,000,000
Clarence W. Gooden	February 10, 2016				4,849	48,487	96,974				$1,169,991
	February 10, 2016							24,244			$585,008
	February 10, 2016								137,665	$24.13	$643,584
		$210,000	$700,000	$3,000,000
Fredrik J. Eliasson	February 10, 2016				3,879	38,790	77,580				$936,003
	February 10, 2016							19,395			$468,001
	February 10, 2016							19,395			$468,001
	February 10, 2016								110,132	$24.13	$514,867
		$162,000	$540,000	$3,000,000
Cynthia M. Sanborn	February 10, 2016				3,879	38,790	77,580				$936,003
	February 10, 2016							19,395			$468,001
	February 10, 2016							19,395			$468,001
	February 10, 2016								110,132	$24.13	$514,867
		$148,500	$495,000	$3,000,000

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards—The amounts in these columns reflect what the payments could have been for 2016 under the SEIP as typically administered by the Committee using the Target Incentive Opportunities and Company performance measures under the MICP. The values reflect a threshold payout of 30%, a target payout of 100% and a maximum payout that cannot exceed the lesser of 0.3% of Operating Income for the CEO and 0.2% of Operating Income for each covered NEO or $3 million under the shareholder approved SEIP. At the Committee’s discretion, payouts can be zero. The actual payments for 2016 are shown in the Summary Compensation Table.

(2)

Estimated Future Payouts Under Equity Incentive Plan Programs—The values in these columns reflect the potential payout in shares under the 2016-2018 LTIP cycle based on pre-established financial performance and strategic goals. The Company’s performance will determine a payout of shares that can range from 0% to 200% of the LTIP grants. The values reflect payouts of 10% at threshold, 100% at target and 200% at maximum. The 10% threshold payout assumes that only one financial performance measure were to reach the threshold performance level. If both financial performance measures were to reach the threshold performance level, the resulting payout would be 20%.

(3)	All Other Stock Awards—The value in this column reflects the number of RSUs and Restricted Stock granted in 2016.

(4)	All Other Option Awards—The value in this column reflects the number of nonqualified stock options granted on February 10, 2016, which vest and become exercisable February 10, 2019. The options were granted with an exercise price equal to the closing stock price on the date of grant of $24.13.

(5)	Grant Date Fair Value of Stock and Option Awards—The values in this column reflect the grant date fair value of performance units (based on the probable outcome of the performance conditions, which is the target number); RSUs, restricted stock and stock options granted in 2016, calculated in accordance with FASB ASC Topic 718.

2016 Outstanding Equity Awards at Fiscal Year End

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 30, 2016. Stock awards are comprised of outstanding restricted stock, RSUs and performance units.

	Options				Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Michael J. Ward		495,595	$24.13	02/10/26	198,742	$7,140,800	496,538	$17,840,610
Clarence W. Gooden		137,665	$24.13	02/10/26	56,091	$2,015,350	139,097	$4,997,755
Frank A. Lonegro		82,599	$24.13	02/10/26	37,126	$1,333,937	62,396	$2,241,888
Fredrik J. Eliasson		110,132	$24.13	02/10/26	91,986	$3,305,057	119,703	$4,300,929
Cynthia M. Sanborn		110,332	$24.13	02/10/26	51,992	$1,868,073	109,172	$3,922,550

(1)	Number of Shares or Units That Have Not Vested—The units reflected in this column represent RSUs granted in May 2014 and February 2015 and 2016 that will vest in 2017, 2018 and 2019, respectively, assuming continued employment. In addition, this column includes 21,349 shares of restricted stock for Mr. Eliasson that will vest in May 2018, and 19,395 shares of restricted stock for each of Messrs. Lonegro and Eliasson, and Ms. Sanborn that will vest in February 2021.

Grant Date	May 6, 2014	February 11, 2015	February 10, 2016
Vest Date	May 5, 2017	February 10, 2018	February 10, 2019	Total Unvested RSUs
Michael J. Ward	62,322	49,143	87,277	198,742
Clarence W. Gooden	17,806	14,041	24,244	56,091
Frank A. Lonegro	1,781	1,404	14,546	17,731
Fredrik J. Eliasson	17,806	14,041	19,395	51,242
Cynthia M. Sanborn	2,671	10,531	19,395	32,597

(2)	Market Value of Shares or Units of Stock That Have Not Vested—The market values are based on the Company’s closing stock price as of December 30, 2016 of $35.93.

(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested—In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2015-2017 and 2016-2018 LTIP cycles if the Company’s cumulative performance through 2016 was applied to each plan’s performance measures. The Company’s 2016 performance would have resulted in a 45% payout for the 2015-2017 cycle and 141% for the 2016-2018 cycle. The SEC requires that projected payouts be shown at the next higher performance measure; therefore, the number of performance units shown is equal to the target payout for the 2015-2017 cycle (100%) and the maximum payout for the 2016-2018 cycle (200%).

(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested—The market values are based on the Company’s closing stock price as of December 30, 2016 of $35.93.

2016 Option Exercises and Stock Vested Table

The table below presents the value of options, restricted stock and RSUs that vested in 2016.

Name	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Michael J. Ward	—	—	202,338	$5,954,757
Clarence W. Gooden	—	—	86,466	$2,502,283
Frank A. Lonegro	—	—	9,485	$326,920
Fredrik J. Eliasson	—	—	39,511	$1,228,305
Cynthia M. Sanborn	—	—	34,088	$978,314

(1)	Shares Acquired on Vesting—Shares acquired through stock awards include: (i) restricted stock units that vested in May 2016; (ii) performance units that were paid out pursuant to the 2014-2016 LTIP cycle; and (iii) restricted stock that vested in 2016 for Ms. Sanborn.

(2)	Value Realized on Vesting—The values in this column reflect: (i) the aggregate number of restricted stock and restricted stock units that vested in 2016 multiplied by the closing price of CSX stock on the vesting date and (ii) the number of performance units paid out pursuant to the 2014-2016 LTIP cycle multiplied by $36.88, the closing price on the date of payment.

Pension Benefits Table

As reflected by the Pension Benefits Table, and as described below, CSX maintains defined benefit plans (qualified and nonqualified) under which the NEOs are eligible for benefits including: the Pension Plan and the Special Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Michael J. Ward(1)	Qualified CSX Pension Plan	39.583	$1,932,034	—
	Nonqualified Special Retirement Plan	44.000	$21,214,178	—
Clarence W. Gooden	Qualified CSX Pension Plan	45.083	$2,214,561	—
	Nonqualified Special Retirement Plan	45.083	$7,671,529	—
Frank A. Lonegro	Qualified CSX Pension Plan	16.583	$562,896	—
	Nonqualified Special Retirement Plan	16.583	$953,959	—
Fredrik J. Eliasson	Qualified CSX Pension Plan	21.583	$732,179	—
	Nonqualified Special Retirement Plan	21.583	$2,399,089	—
Cynthia M. Sanborn	Qualified CSX Pension Plan	28.000	$1,096,514	—
	Nonqualified Special Retirement Plan	28.000	$2,626,889	—

(1)	Nonqualified Special Retirement Plan—Mr. Ward’s credited service under the Special Retirement Plan is 44 years, including additional years of service credited in accordance with the Special Retirement Plan (see section entitled “Special Retirement Plan of CSX and Affiliated Corporations—Additional Service Credit”); his actual years of service are 39.58 years. The present value of his accumulated benefit under the Special Retirement Plan that is attributable to his credited years of service above his actual years of service is $2,968,599. Note that Mr. Ward stopped receiving accruals of extra years of service in 2006.

Qualified CSX Pension Plan

Final Average Pay Formula

For employees hired before January 1, 2003, the final average pay formula provides for a benefit, in the form of a life annuity starting at age 65. The pay taken into account under the final average pay formula includes base salary and annual incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by the employee’s years of service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable. All of CSX’s NEOs were hired before January 1, 2003, and as such, are eligible for benefits based on the final average pay formula.

The resulting benefit is subject to a cap imposed under Code Section 415 (the “415 Limit”). The 415 Limit for 2016 is $210,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $265,000 for 2016 and is also subject to adjustment for future cost of living changes.

●

Transfer Benefits—The Pension Plan provides an enhancement to the pension benefits of those participants who transfer from a position covered by Railroad Retirement to a position covered by Social Security before January 1, 2015. This enhancement is to make up for any retirement benefit lost due to discontinuance of Railroad Retirement service.

●	Vesting—Benefits under the Pension Plan’s final average pay formula vest upon the earlier of the completion of five years of service or attainment of age 65.
●

Early Retirement—The Pension Plan final average pay formula has a normal retirement age of 65. However, employees with 10 years of service may retire as early as age 55, but with a reduction from full benefits to reflect early commencement of the benefit prior to age 65. If an active participant reaches age 55 with 10 years of service, the reduction for early retirement is 1/360th of the pension benefit for each month the benefit commences prior to age 60 (rather than age 65).

●

Form of Payment of Benefits—Benefits under the Pension Plan’s final average pay formula are payable in various annuity forms at retirement. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in CSX’s 2016 Annual Report on Form 10-K.

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a nonqualified plan that generally covers CSX executives, including the NEOs, whose compensation exceeds the Compensation Limit. The purpose of the Special Retirement Plan is to assist CSX in attracting and retaining key executives by allowing the Company to offer competitive pension benefits on the basis described below.

Benefits

The Special Retirement Plan formula replicates the qualified plan formula but provides for the payment of benefits that would otherwise be denied under the Pension Plan due to the 415 Limit and the Compensation Limit, both described above.

Additional Service Credit

The Special Retirement Plan previously provided additional service credit to executives where it is necessary to do so in order to provide competitive retirement benefits. Mr. Ward was covered by the Special Retirement Plan’s additional service crediting provisions since September 2, 1995. Pursuant to the Special Retirement Plan’s applicable service crediting rules, an eligible executive was credited with one additional year of service for each actual year of service worked beginning no earlier than age 45 and continuing until age 65. Total service cannot exceed a maximum of 44 years, unless actual service exceeds 44 years. Mr. Ward attained the maximum level of creditable service under this provision. The additional two-for-one service credits were awarded in the mid-1990’s under a plan provision that is no longer utilized for new participants.

Executive-Specific Benefits

The Special Retirement Plan allows for the payment of individually negotiated nonqualified pension benefits. Mr. Ward was the only NEO that has such benefits. Mr. Ward’s benefit ensures that any shortfall that may arise under the transfer benefit (from Railroad Retirement to Social Security) will be paid under the Special Retirement Plan.

Form of Payment of Benefits; Certain Forfeiture Provisions

Under the terms of the Special Retirement Plan, nonqualified pension benefits can be paid in the same form as under the Pension Plan, except that Mr. Ward was permitted and elected to receive his Special Retirement Plan pension benefits in the form of a lump sum. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

Under the current terms of the Special Retirement Plan, unless an employee has elected otherwise, within 45 days after a change-of-control, the employee is entitled to a lump sum payment equal to the actuarial present value of his or her accrued benefit under the Special Retirement Plan. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the Pension Benefits Table for the Special Retirement Plan are described in CSX’s 2016 Annual Report on Form 10-K.

Nonqualified Deferred Compensation Table

The Nonqualified Deferred Compensation Table presents a summary of 2016 contributions made under the Executive Deferred Compensation Plan (“EDCP”), CSX’s current executive nonqualified deferral program, as well as 2016 earnings, distributions and year-end balances. Two types of deferrals are represented below: cash deferrals and stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. Stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

Name	Executive Contributions Last Fiscal Year(1) ($)	Registrant Contributions Last Fiscal Year(2) ($)	Aggregate Earnings Last Fiscal Year(3) ($)	Aggregate Distributions Last Fiscal Year(4) ($)	Aggregate Balance Last Fiscal Year ($)
Michael J. Ward	$56,100	$32,725	$4,336,436	$286,058	$15,314,996
Clarence W. Gooden	$26,100	$15,225	$49,288	-	$561,952
Frank A. Lonegro	$25,000	$8,225	$74,449	-	$462,930
Fredrik J. Eliasson	$20,100	$11,725	$1,739	$28,020	$59,400
Cynthia M. Sanborn	$17,100	$9,975	$465,131	-	$1,659,260

(1)	Executive Contributions Last Fiscal Year—Executive contributions in 2016 under the EDCP are also reported in the Salary column of the Summary Compensation Table.

(2)	Registrant Contributions Last Fiscal Year—Company contributions in 2016 are also reported in the All Other Compensation column of the Summary Compensation Table.

(3)	Aggregate Earnings Last Fiscal Year—Earnings on cash deferrals include the total gains and losses credited in 2016 based on the hypothetical investment of those amounts in the manner described below. Earnings on stock deferrals reflect the difference between the closing stock price at the end of 2015 and 2016, plus any dividends credited in 2016.

(4)	Aggregate Distributions Last Fiscal Year—Mr. Ward’s distribution is dividends credited in 2016 on deferred stock balances that were paid out in the form of cash and Mr. Eliasson’s distribution was a scheduled distribution according to his election at the time of deferral.

Eligible Deferrals

Under the EDCP, participants are entitled to elect to defer up to: (i) 75% of base pay; (ii) 100% of awards payable in cash under CSX’s incentive compensation plans; and (iii) 100% of performance units payable in the form of stock. Participants also are entitled to receive matching contributions that would have been received under CSX’s 401(k) plan assuming that: (i) certain Code limits did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

Investment of Deferred Amounts

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

Timing and Form of Payments

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified date or upon a change-of-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a number of years not in excess of 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Under the EDCP, cash deferrals are distributed in the form of cash and deferred stock awards are paid in the form of CSX common stock.

Post-Termination and Change-of-Control Payments

Do NEOs participate in a severance plan?

Yes. In early 2017, in an effort to retain key members of senior management and ensure their critical focus on the Company’s strategic goals in light of changes in leadership, the Company adopted a one-year severance protection program for senior management (the “Section 16 Officer Severance Plan”). The Section 16 Officer Severance Plan provides eligible employees with severance payments and benefits in the event that such employee’s employment with the Company or one of its subsidiaries is terminated on or before February 22, 2018, involuntarily by the Company other than “for cause” or voluntarily by the eligible employee for “good reason.”

The severance payments that could be received by an eligible employee are as follows;

(5) a lump sum cash payment equal to two times the employee’s then base salary;

(6) a lump sum cash payment of one times the employee’s target bonus for the year of separation;

(7) credit for an additional three years of age and two years of service for purposes of calculating the employee’s pension benefit; and

(8) pro-rata vesting of the employee’s unvested equity awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals.

The potential benefits under this one-year plan will be quantified in CSX’s 2018 annual proxy statement for the NEOs who are included in that proxy statement.

During 2016, the Company covered its NEOs under the same severance plan available to all employees and did not generally provide for any special termination of employment payments or benefits that favored the NEOs.

Do the NEOs participate in Change-of-Control Agreements?

Yes. Each of the NEOs participates in a Change-of-Control Agreement providing “double-trigger” benefits (i.e., payments are conditioned upon a change-of-control as well as separation from employment) with a three-year term ending in 2020 unless renewed. Pursuant to their previously announced retirements and their ability to remain eligible for vesting in certain previously granted awards through May 2018, Messrs. Ward and Gooden agreed to cancel their respective Change-of-Control Agreements on February 22, 2017.

How is change-of-control defined?

Under the agreements described below, a “change-of-control” generally includes any of the following:

●	the acquisition of beneficial ownership of 20% or more of CSX’s outstanding common stock or the combined voting power of CSX’s outstanding voting stock by an individual or group as defined under applicable SEC rules;

●	if individuals, who as of the date of the Change-of-Control Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (as defined under applicable SEC rules);

●	a business combination (such as a merger, consolidation or disposition of substantially all of the assets of CSX or its principal subsidiary), excluding business combinations that will not result in a change in the equity and voting interests held in CSX, or a change in the composition of the Board over a specified percentage; or

●	the liquidation or dissolution of CSX or its principal subsidiary.

Each Change-of-Control Agreement provides for salary and certain benefits to be continued at no less than specified levels generally for a period of up to three years after a change-of-control (the “Employment Period”), and for certain payments and other benefits to be paid or provided by CSX upon an executive’s termination of employment within the Employment Period. No payments have been made to any NEO pursuant to the Change-of-Control Agreements.

What benefits are provided during the Employment Period where no termination has occurred?

During the Employment Period, CSX is required to:

●	pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);

●	provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and

●	cause the executive to be eligible to participate in incentive, retirement, welfare and other benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

What benefits are provided if the NEO is terminated?

Under the Change-of-Control Agreements, CSX will provide severance payments and other benefits to NEOs upon their termination of employment during the Employment Period. The amount of benefits depends on the reason for termination as discussed below.

Termination Without “Cause,” Resignation for “Good Reason” or “Constructive Termination.” CSX will pay to the NEO the severance benefits described below if, during the Employment Period, CSX terminates the NEO’s employment without “cause”, the NEO resigns for “good reason” or upon a “constructive termination.” An NEO whose employment is terminated without “cause” in anticipation of a change-of-control is also entitled to the following benefits.

Cash Severance Payment—A lump sum cash payment equal to the sum of the following:

●	the executive’s accrued pay (unpaid salary and unused vacation) and pro-rated bonus determined using the current target bonus; and
●	2.99 times the sum of the NEO’s annual base salary and the NEO’s “target bonus” (the Company provides the best-net-benefit meaning that to the extent an NEO would have a higher net benefit if he or she avoided excise taxes due to an excess parachute payment, the Change-of-Control Agreement provides for an automatic downward adjustment to prevent an excess parachute payment).

Medical and Other Welfare Benefits—The equivalent of continued medical and life insurance and other welfare benefit plan coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the NEO during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable).

Outplacement—Outplacement services at a cost to CSX not to exceed $20,000.

Termination for Other Reasons—If the executive’s employment is terminated due to the executive’s death or disability, or voluntarily by the executive, CSX will make a lump sum cash payment equal to the executive’s accrued pay (which includes unpaid base salary and unused vacation). If the executive’s employment is terminated by CSX for “cause,” CSX will pay the executive a lump-sum cash payment of any unpaid portion of his or her annual base salary through the date of termination.

Definitions:

“Cause” generally refers to: (i) the willful and continued failure of the NEO to perform his or her duties to CSX; or (ii) the willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to CSX.

“Constructive termination” applies in the case of a business combination subject to the approval of the Surface Transportation Board, and refers to the occurrence of any of the following during the portion of the Employment Period prior to that agency’s final decision:

●	the substantial diminution of the NEO’s duties or responsibilities;
●	a reduction in compensation payable during the Employment Period (other than a reduction in incentive opportunities, benefits and perquisites where the NEO’s peer executives suffer a comparable reduction);

●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before; or
●	any purported termination by CSX of the NEO’s employment other than for “cause.”

“Disability” generally refers to the NEO’s absence from duties for 180 consecutive business days as a result of total and permanent mental or physical illness.

“Good reason” generally refers to the occurrence of any of the following:

●	the assignment to the NEO of duties inconsistent with, or a diminution of his or her position, authority, duties or responsibilities;
●	any failure of CSX to comply with its compensation obligations during the Employment Period;
●	CSX’s requiring the NEO to be based more than 35 miles from his or her location or to travel on business to a materially greater extent than before;
●	any purported termination by CSX of the NEO’s employment other than as permitted by the Change-of-Control Agreements; or
●	any failure of CSX to require a successor to assume the Change-of-Control Agreement.

Potential Payouts Under Change-of-Control Agreements

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 30, 2016 under his or her Change-of-Control Agreement upon the hypothetical termination of employment following a change-of-control: (i) by CSX other than for “cause” or “disability”; (ii) by the NEO for “good reason”; or (iii) upon a “constructive termination.” A change-of-control would not result in retirement benefit increases or excise tax gross ups. Further, the pro-rata bonus payment would be based on target bonus instead of the highest annual bonus.

Name	Severance(1)	Pro-rata Bonus Payment(2)	Equity(3)	Welfare Benefit Values(4)	Outplacement(5)	Aggregate Payments
Michael J. Ward(6)	$7,893,600	$1,440,000	$31,275,395	$26,688	$20,000	$40,655,683
Clarence W. Gooden(6)	$4,186,000	$700,000	$9,264,603	$46,362	$20,000	$14,216,965
Frank A. Lonegro	$2,840,500	$450,000	$4,281,952	$66,306	$20,000	$7,658,758
Fredrik J. Eliasson	$3,408,600	$540,000	$9,431,164	$66,306	$20,000	$13,466,070
Cynthia M. Sanborn	$3,124,550	$495,000	$6,776,080	$26,058	$20,000	$10,441,688

(1)	Severance—Severance payment equal to 2.99 times the sum of the NEO's annual base salary at the time of the termination and the “target bonus.”

(2)	Pro-rata Target Bonus Payment—The “target bonus” pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 30, 2016.

(3)	Equity—Full LTIP performance unit payout based on 100% attainment of target levels under the 2014-2016, 2015-2017 and 2016-2018 LTIP cycles; full vesting of outstanding RSUs and restricted stock awards; as well as the value of outstanding stock options, each based upon closing stock price on December 30, 2016 of $35.93.

(4)	Welfare Benefit Values—Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance for three years post-termination following a change-of-control.

(5)	Outplacement—Executive is provided with outplacement services not to exceed $20,000.

(6)	Messrs. Ward and Gooden agreed to cancel their respective Change-of-Control Agreements on February 22, 2017.

Does the Company provide tax gross-ups for excess parachute payments?

No. The Company does not provide gross-up payments for excess parachute excise taxes.

Is there a confidentiality clause in the Change-of-Control Agreements?

Yes. Each of the Change-of-Control Agreements requires the NEO to keep confidential any proprietary information or data relating to CSX and its affiliates. After termination of employment, an NEO may not disclose confidential information without prior written permission from CSX.

Are there any other “change-of-control” rights available to the NEOs other than those contained in the executives’ Change-of-Control Agreements?

Yes. Pursuant to the terms of the Stock Plan, in the event of a change-of-control combined with involuntary employment termination, equity awards are impacted as follows:

●	Performance grants vest at target levels;
●	RSUs and unvested stock options are payable immediately in cash; and
●	Restricted stock immediately vests.

Are there other severance protections in place for NEOs?

Yes, the Section 16 Officer Severance Plan. The potential benefits under this one-year plan will be quantified in CSX’s 2018 annual proxy statement for the NEOs who are included in that proxy statement. In 2016, the NEOs were covered under the Company’s severance plan for all employees. The NEOs are not entitled to receive benefits under the Section 16 Officer Severance Plan or the general severance plan if they receive benefits under their change-of-control agreements.

What is the impact of a change-of-control on deferred compensation and retirement plan benefits?

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-of-control unless the individual participant elects otherwise. As discussed in the narrative accompanying the Pension Benefits Table, the Special Retirement Plan also contains certain change-of-control provisions.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and on the discussion described above, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John J. Zillmer, Chair
Donna M. Alvarado
Steven T. Halverson
Paul C. Hilal
Edward J. Kelly, III
Linda H. Riefler
Donald J. Shepard

March 23, 2017

Item 3: Advisory (Non-Binding) Vote to Approve the Compensation of CSX’s Named Executive Officers The Board unanimously recommends that shareholders vote FOR this proposal.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company's NEOs, which is described in the CD&A section, the accompanying compensation tables and the related narrative disclosures in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Proxy Statement.”

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short- and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance, as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy. This resolution does not relate to the matters addressed in Item 5.

While this advisory vote is required by law, it will neither be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation Committee will consider the outcome of the vote when developing future executive compensation programs. The Company currently intends to hold the next advisory (non-binding) vote to approve NEO compensation at its 2018 Annual Meeting of Shareholders, unless the Board modifies its policy of holding an advisory (non-binding) vote to approve the compensation of the Company’s NEOs on an annual basis.

Item 4: Advisory (Non-Binding) Vote on the Frequency of Future Advisory Votes on the Compensation of CSX’s Named Executive Officers

The Board unanimously recommends that shareholders vote to hold an advisory vote EVERY YEAR.

In accordance with Section 951 of the Dodd-Frank Act, CSX is providing shareholders with the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the Company’s NEOs should occur every one, two or three years. The Board recommends that shareholders vote to hold an advisory vote on executive compensation every year, or an annual vote.

After careful consideration, Board believes that holding a vote every year is the most appropriate option because (i) it enables our shareholders to provide the Company with input regarding the compensation of the NEOs on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with its shareholders, and obtaining their input, on corporate governance matters and executive compensation philosophy, policies and practices.

The advisory vote regarding the frequency of the shareholder vote as described in this Item 4 requires the favorable vote of the majority of the votes cast at the Annual Meeting. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by shareholders. Abstentions will not be counted as votes cast. If no voting specification is made on a properly returned or voted white proxy card, proxies named on the white proxy card will vote for EVERY YEAR for the frequency of the shareholder vote on executive compensation described in this Item 4. While this advisory vote is required by law, it will neither be binding on the Company nor the Board. The Board will consider the outcome of the vote in making a determination concerning the frequency of future advisory (non-binding) votes on executive compensation. We currently hold our advisory vote on executive compensation every year, as our Board had last recommended, and our shareholders had approved in 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAN AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT EVERY YEAR.

Item 5: Advisory (Non-Binding) Vote Concerning Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX

The Board is not recommending FOR or AGAINST this resolution.

On March 6, 2017, the Company announced that it had appointed Mr. Harrison, a proven railroad executive with a well-regarded track record of producing market-leading operating and financial results, as Chief Executive Officer, effective immediately.

At that time, the Company also announced that the CSX Board would seek shareholder input with respect to Mr. Harrison’s request that CSX reimburse the costs incurred in order to induce his then employer, Canadian Pacific, to relax his non-compete sufficiently to permit him to work at CSX. The Company has been informed that Canadian Pacific was unwilling to relax Mr. Harrison’s non-compete unless Mr. Harrison forfeited approximately $90 million in vested and about-to-vest compensation and benefits.

As described below, prior to any discussions with the Company, to facilitate Mr. Harrison’s separation from Canadian Pacific on terms that would permit him to work at the Company, Mantle Ridge agreed to protect Mr. Harrison on a contingent basis with respect to $84 million of the cost of such forfeiture. If the Company does not reimburse these forfeiture costs and Mr. Harrison does not resign, the Company understands that Mr. Harrison would be required to repay the $55 million amount he has already received under the Mantle Ridge contingent protection arrangement and give up his right to any further amounts under that arrangement. Mr. Harrison joined CSX on the assumption that CSX would reimburse these forfeiture costs and has indicated that if the Company does not do so then he will resign from CSX after the 2017 Annual Meeting in order to maintain the contingent protection he currently has from Mantle Ridge.

While the Board approved the hiring of Mr. Harrison under the terms described elsewhere under “Mantle Ridge and E. Hunter Harrison Agreements,” the Board believed that, given the magnitude of the potential payments, it was appropriate to obtain shareholder guidance concerning whether the Company should provide the Reimbursement described in this resolution. As a result, the Board is presenting the question of Reimbursement for shareholder approval, without recommending for or against this resolution.

Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the Company should pay $55 million to Mantle Ridge (to reimburse Mantle Ridge for the payment it made to E. Hunter Harrison) and $29 million to Mr. Harrison with regard to compensation and benefits Mr. Harrison earned at Canadian Pacific Railway Limited but forfeited in order to allow him to become CEO of the Company, and also assume a tax indemnity that enables Mr. Harrison to remain in the same after-tax position as if he had not forfeited such compensation and benefits and had not been reimbursed for them (collectively, the “Reimbursement”).”

Until January 31, 2017, Mr. Harrison was Chief Executive Officer of Canadian Pacific. CSX understands that the terms of his employment included a two-year non-compete obligation that precluded him from accepting a position with the Company. His Supplemental Executive Retirement benefit (the “SERP Benefit”) also included a non-compete obligation. CSX has been informed as follows:

●	Canadian Pacific was willing to exempt from the non-compete in Mr. Harrison’s employment agreement a number of railroads including the Company, but only if he forfeited approximately $90 million in vested and about-to-vest compensation and benefits he had earned at Canadian Pacific, including the SERP Benefit.
●	Mr. Harrison was not willing to incur such large personal costs.
●	Mantle Ridge’s limited partners believed the Company would agree that the $90 million cost was necessary to make Mr. Harrison available to work at the Company.
●	Those limited partners therefore shared Mantle Ridge’s view that if Mr. Harrison were in fact made available, the Company would hire him under commercial terms that included covering the cost of the forfeiture.
●	To facilitate Mr. Harrison’s separation from Canadian Pacific on terms that would permit him to work at the Company, Mantle Ridge’s limited partners authorized Mantle Ridge to extend contingent protection to Mr. Harrison that would cover him unless and until the Company hired him (and for a brief period of time beyond), but not after such time.
●	Accordingly, Mantle Ridge agreed to protect Mr. Harrison from the contingency that the Company would not hire him by committing to reimburse him $84 million of the $90 million of forfeiture costs (and providing a tax indemnity). However, the agreement provides that if the Company fails to provide the Reimbursement and Mr. Harrison remains as CEO, then Mr. Harrison must repay Mantle Ridge the $55 million amount he has already received (and relinquish any further rights) under this contingent protection.

In determining whether to vote for this resolution, the Board believes shareholders should consider the following pros and cons:

Pros:

●	Mr. Harrison’s prior accomplishments and past experiences generating value at Illinois Central Railroad, Canadian National Railway and Canadian Pacific;

●	Mr. Harrison’s experience with implementing “Precision Scheduled Railroading”; and

●

Mr. Harrison forfeited substantial compensation and benefits he earned at Canadian Pacific in order to relax non-compete restrictions that would have prevented him from working at the Company, and if the Company does not provide the Reimbursement he has made clear that he will resign from CSX in order to maintain the Mantle Ridge protection against the cost of the forfeiture.

Cons:

●	The magnitude of the costs associated with the Reimbursement and Mr. Harrison’s compensation at the Company as described elsewhere under “Mantle Ridge and E. Hunter Harrison Agreements”;

●	The risk that Mr. Harrison may not be able to continue to serve as CEO over the course of his four-year employment agreement, whether due to death, disability or other reasons; and

●	The risk that Mr. Harrison may not be able to achieve results similar to the results he was able to achieve at Illinois Central, Canadian National and Canadian Pacific.

The Board believes the shareholders should take into account the potential benefits associated with Mr. Harrison’s continued services as CEO of the Company, as well as the potentially negative effects to the Company were Mr. Harrison to resign as CEO of the Company within thirty days following the 2017 Annual Meeting.

The Company’s Board of Directors has had extensive discussions regarding the Reimbursement, however, at this time the Board has not determined what action it intends to take or will take if the resolution does or does not receive majority support from shareholders. The resolution is advisory, and after shareholders have voted the Board intends to act promptly and to take into account the facts and circumstances at the time, including the outcome of the shareholder vote on the resolution, in the exercise of its fiduciary duties with respect to whether to commit to the Reimbursement. Under the MR Agreement, the Company has agreed that within 15 days following the Annual Meeting it will make a determination with respect to the Reimbursement.

If a shareholder submits a proxy but does not indicate a vote on this resolution, such shareholder’s shares will be treated as having abstained for purposes of this resolution.

Mantle Ridge and E. Hunter Harrison Agreements

Prior to any discussions with the Company regarding the Company’s strategic direction and Board composition, on January 18, 2017, E. Hunter Harrison entered into a consulting agreement with Mantle Ridge (the “MR Consulting Agreement”), a copy of which has been provided by Mantle Ridge to the Company. Under the MR Consulting Agreement, Mr. Harrison agreed to serve as a consultant to Mantle Ridge for which the agreement entitled him to, among other things and subject to the repayment obligations described below, (i) a $166,667 monthly consulting fee, (ii) an $84 million supplemental payment, payable in two lump-sum installments of $55 million on January 31, 2017 and $29 million before March 15, 2018 and (iii) a tax equalization payment related to his forfeiture of certain equity awards granted by his former employer (as further described below) (collectively, the “Payments”). The MR Consulting Agreement also entitled Mr. Harrison to business expense reimbursements and indemnification rights regarding his consulting services and, provided a repayment event does not occur, indemnification rights regarding certain taxes. Mr. Harrison ceased to be a consultant to Mantle Ridge upon his appointment as CEO of the Company.

The tax equalization payment is the additional amount that would put Mr. Harrison in the same after-tax position as he would have been if he had not forfeited vested in-the-money stock options or other vested equity pursuant to his separation agreement with Canadian Pacific or received the $55 million portion of the cash payment (including any related tax benefit), but instead had exercised in-the-money stock options with a spread value at the time of exercise and retained other vested equity of Canadian Pacific in an aggregate amount equal to $55 million and immediately sold the underlying shares for $55 million. Under the tax indemnity, Mantle Ridge agreed to indemnify and hold Mr. Harrison harmless for any taxes, penalties or interest (including payment of legal and accounting fees as incurred) under U.S. or Canadian federal, state, provincial or local law imposed on Mr. Harrison related to (i) the forfeiture or waiver of equity or payment by Mr. Harrison to Canadian Pacific pursuant to Mr. Harrison’s separation agreement with Canadian Pacific, (ii) Mr. Harrison’s forfeiture of his supplemental executive retirement payment and other post-employment benefits from Canadian Pacific or (iii) any repayment amounts to Mantle Ridge due to the acceptance of employment that constitutes a repayment event under the MR Consulting Agreement (collectively the “Indemnified Taxes”). Indemnified Taxes do not include any taxes that are duplicative of the tax equalization payment or ordinary self-employment or income taxes on, among other things, the $84 million cash payment except to the extent that such taxes exceed the amounts Mr. Harrison would have been paid if the events described in (i), (ii) or (iii) of the immediately preceding sentence had not occurred, and Indemnified Taxes are reduced by any tax benefit to Mr. Harrison related to the events described in (i), (ii) and (iii) of the immediately preceding sentence.

The MR Consulting Agreement obligated Mr. Harrison to repay in full, or forfeit if not yet paid, his Payments if (i) he resigns (other than due to death or disability or is required to do so by his former employer due to a breach of certain restrictive covenants by Mantle Ridge), (ii) he accepts an employment position as requested by Mantle Ridge (in which case the repayment would be required within 10 days of receiving an equivalent amount from his employer), (iii) he materially violates the non-competition covenants to which he is subject under the MR Consulting Agreement or (iv) he rejects an offer of employment to serve as the CEO of a Class 1 Railroad if such offer meets certain specified minimum duration, compensation, severance, benefits and other requirements, including the grant of an equity award with respect to shares equal to 1% of the outstanding common stock of the new employer at the time of grant with certain vesting terms.

In order to facilitate Mr. Harrison becoming CEO of the Company, pursuant to an amendment to the MR Consulting Agreement, Mantle Ridge agreed that if the Board approves and effectuates the Reimbursement no later than the 15th day following the Annual Meeting (a “Qualified Arrangement”), then Mr. Harrison will have no obligation to repay the Payments. If the Board does not effectuate a Qualified Arrangement and Mr. Harrison resigns from his employment with the Company and returns to his role as a consultant with Mantle Ridge within 30 days following the Annual Meeting, the consulting period will restart (pursuant to all provisions of the MR Consulting Agreement) and the repayment obligation and forfeitures will not become effective. If Mr. Harrison does not resign under such circumstances, he will be obligated to repay and forfeit the Payments and he will continue to be subject to restrictive covenants under the MR Consulting Agreement. The Reimbursement is described in “Item 5: Advisory Vote Concerning the Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX.”

On March 6, 2017, the Company entered into a letter agreement with the Mantle Ridge Group (the “MR Agreement”). Pursuant to the MR Agreement, among other things, (i) the Board agreed to the director appointments described in “Item 1: Election of Directors” and the subsequent nomination of the directors so appointed at each of the Company’s 2017 Annual Meeting and 2018 Annual Meeting, (ii) Mr. Ward resigned from the Board immediately, and three directors agreed not to stand for reelection at the Annual Meeting, (iii) the Board agreed to the committee leadership and composition described in “Item 1: Election of Directors” and to maintain such committee leadership and composition until at least the conclusion of the 2018 Annual Meeting, (iv) the roles of Chairman of the Board and CEO were separated and Mr. Kelly and Mr. Hilal were appointed as non-executive Chairman and Vice Chairman of the Board, respectively, each to serve until the conclusion of the 2018 Meeting and (v) the Company’s bylaws were amended to provide that (A) a director that has reached the retirement age of 75 years may continue to serve on the Board so long as he or she has not served more than five consecutive terms and (B) an amendment of the bylaws by the Board will require a vote of two-thirds of the directors then in office.

Under the MR Agreement, if prior to the 2017 Annual Meeting, the Mantle Ridge Group’s beneficial ownership of shares of the Company’s common stock is less than 2.0% of the outstanding CSX common stock (other than as a result of an issuance of shares by the Company or a similar transaction that increases the number of outstanding shares of CSX common stock) (the “Minimum Ownership Requirement”), the Mantle Ridge Group is required to provide prompt notice to the Company and to cause Mr. Hilal to tender his resignation from the Board, any committee thereof and any other position at the Company.

Pursuant to the MR Agreement, if Ms. Riefler or Messrs. Harrison, Hilal, Reilley or Zillmer is unable to serve as a member of the Board, the Mantle Ridge Group, as long as it meets the Minimum Ownership Requirement, will have the right to have another individual appointed to the Board who is reasonably acceptable to the Governance Committee of the Board and who meets the director independence and other standards of the Nasdaq and the SEC, subject to certain other conditions set forth in the MR Agreement. The Company has also agreed that until the conclusion of the 2018 Annual Meeting, the size of the Board will not be more than 13 directors.

In addition, under the MR Agreement, the Company agreed to include in the Proxy Statement “Item 5: Advisory Vote Concerning the Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX.” The Company also agreed that within 15 days following the Annual Meeting it will make a determination with respect to the Reimbursement (as defined in “Item 5: Advisory Vote Concerning the Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX”) and, if the Company determines to effect the Reimbursement, within five days of such determination, it will (i) pay $55 million to Mantle Ridge (to reimburse Mantle Ridge for the payment it made to Mr. Harrison under the MR Consulting Agreement) and (ii) agree in writing with Mr. Harrison to pay Mr. Harrison $29 million on or before March 15, 2018 and assume the tax indemnity (including the tax equalization payment) described above. In addition, the extent to which these payments will be deductible by the Company for U.S. federal income tax purposes is unclear. Please see “Item 5: Advisory Vote Concerning the Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX” for further information regarding this resolution.

The MR Agreement terminates upon conclusion of the 2018 Annual Meeting, subject to certain specified obligations that will terminate at a later date.

As noted, on March 6, 2017, Mr. Harrison was appointed as our CEO and a director of the Company. In connection with Mr. Harrison’s appointment, the Company entered into a four-year employment agreement with him, providing an annual base salary of $2,200,000 and an annual target bonus opportunity of $2,800,000, with a guaranteed 2017 bonus no less than the target bonus opportunity, as well as certain perquisites and benefits. The negotiation of Mr. Harrison’s compensation terms occurred in extraordinary circumstances, which warranted making compensation decisions in light of such circumstances instead of in accordance with the Company’s usual compensation decision making practices described above under “Compensation Discussion and Analysis.”

Mr. Harrison has been granted an option to purchase 9,000,000 shares of Common Stock with an exercise price of $49.79 (the closing trading price of our shares on March 6, 2017) and a ten-year term. This option will vest in equal annual installments over his four-year employment term. Half of the option will vest based on continued service and half will vest based on achievement of performance targets. If Mr. Harrison’s employment is terminated by the Company without cause or by Mr. Harrison for “good reason,” the option will be eligible to vest in full, subject to achievement of the applicable performance targets in the case of the performance-vesting portion of the option award. In other termination scenarios the option will be subject to partial vesting. In the event of a termination for cause, the option will be forfeited in full.

Mr. Harrison’s employment agreement also provides him with severance protection under certain circumstances. If Mr. Harrison’s employment is terminated by the Company without cause or by Mr. Harrison for “good reason” or if he resigns within 30 days of the Annual Meeting due to the Company’s failure to effect the Reimbursement, he will be entitled to severance equal to his base salary and target annual bonus, a pro rata bonus for the year of termination and specified medical benefit continuation rights. If the termination occurs in connection with, or within two years following, a future change in control of the Company, the severance will be 2.99 times Mr. Harrison’s base salary and target annual bonus. If, as a result of the Company’s business activities, Mr. Harrison is subject to any claims by Canadian Pacific under Mr. Harrison’s non-competition agreement with Canadian Pacific, the Company will indemnify Mr. Harrison.

The MR Agreement is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on March 7, 2017 with the SEC. The Company’s employment agreement with Mr. Harrison is described in such Form 8-K as well.

Other Matters

Neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, or any adjournment thereof, the persons appointed in the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 28, 2017, the beneficial ownership of the Company’s common stock by each director, director nominee and NEO, and the directors and executive officers of the Company as a group. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, Florida 32202.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership(2)	Percent of Class(3)
Donna M. Alvarado	116,440	*
John B. Breaux	194,117	*
Pamela L. Carter	40,990	*
Steven T. Halverson	120,693	*
E. Hunter Harrison	-	*
Paul C. Hilal(4)(5)	41,405,466	4.49%
Edward J. Kelly, III	216,435	*
John D. McPherson	106,232	*
David M. Moffett	9,850	*
David M. Ratcliffe	249,054
Dennis H. Reilley	69,690	*
Linda H. Riefler	8,580
Donald J. Shepard	280,626
J. Steven Whisler	39,924	*
John J. Zillmer	158,490
Michael J. Ward(6)	589,913
Clarence W. Gooden(7)	433,707
Frank A. Lonegro(8)	71,254	*
Fredrik J. Eliasson(9)	88,238	*
Cynthia M. Sanborn(10)	120,491	*
All current executive officers and directors as a group (a total of 24)	44,234,490	4.79%

(1)	Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.

(2)	There were no options outstanding for any executive officer or director that were exercisable within 60 days of December 30, 2016.

(3)	Based on 923,128,464 shares outstanding on March 28, 2017. An asterisk (*) indicates that ownership is less than 1% of class.

(4)	By virtue of ultimately controlling the managing member of Mantle Ridge GP LLC, the general partner of Mantle Ridge, which is in turn the sole member of both MR S and P Index Annual Reports LLC and MR Argent Advisor LLC, the investment adviser to, and holder of 100% of the nonvoting interests in, the MR Funds (defined below), Mr. Hilal may be deemed to have the shared power to vote or direct the vote of the shares held by the MR Funds, Mantle Ridge LP and MR Argent Advisor LLC. “MR Funds” means MR Argent Offshore AB Ltd., MR Argent Offshore BB Ltd., MR Argent Offshore CB 01 Ltd., MR Argent Offshore CB 02 Ltd., MR Argent Offshore CB 03 Ltd., MR Argent Offshore CB 04 Ltd., MR Argent Offshore CB 05 Ltd. and MR Argent Offshore CB 07 Ltd.

(5)	15,799,262 shares of CSX common stock beneficially owned by Mr. Hilal have been pledged as collateral under a secured credit facility entered into by certain of the MR Funds with a third party lender.

(6)	The ownership of Mr. Ward includes 62,322 restricted stock units vesting in May 2017, but excludes 49,143 restricted stock units vesting in February 2018; 87,277 restricted stock units vesting in February 2019; and 60,451 restricted stock units vesting in February 2020.

(7)	The ownership of Mr. Gooden includes 17,806 restricted stock units vesting in May 2017, but excludes 14,041 restricted stock units vesting in February 2018; 24,244 restricted stock units vesting in February 2019; and 16,792 restricted stock units vesting in February 2020.

(8)	The ownership of Mr. Lonegro includes 1,781 restricted stock units vesting in May 2017, but excludes 1,404 restricted stock units vesting in February 2018; 14,546 restricted stock units vesting in February 2019; 13,434 restricted stock units vesting in February 2020; and 19,395 shares of restricted stock vesting in February 2021.

(9)	The ownership of Mr. Eliasson includes 17,806 restricted stock units vesting in May 2017, but excludes 14,041 restricted stock units vesting in February 2018; 19,395 restricted stock units vesting in February 2019; 16,792 restricted stock units vesting in February 2020; 21,349 shares of restricted stock vesting in May 2018; and 19,395 shares of restricted stock vesting in February 2021.

(10)	The ownership of Ms. Sanborn includes 17,806 restricted stock units vesting in May 2017, but excludes 10,531 restricted stock units vesting in February 2018; 19,395 restricted stock units vesting in February 2019; 13,434 restricted stock units vesting in February 2020; 21,349 shares of restricted stock vesting in May 2018; and 19,395 shares of restricted stock vesting in February 2021.

The following table sets forth information regarding the beneficial ownership of CSX common stock as of April 17, 2017 for each person known to us to be the beneficial owner of more than 5% of the outstanding shares of CSX common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)
55 East 52nd Street
New York, NY 10055	52,497,949	5.6%
Capital Research Global Investors(2)
333 South Hope Street
Los Angeles, CA 90071	55,777,489	5.9%
The Vanguard Group(3)
100 Vanguard Blvd.
Malvern, PA 19355	67,303,507	7.18%

(1)	As disclosed in its Schedule 13G filed on January 30, 2017.

(2)	As disclosed in its Schedule 13G/A filed on February 13, 2017.

(3)	As disclosed in its Schedule 13G filed on February 10, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any certain persons owning more than 10% of the Company’s common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reports required to be filed under Section 16(a) were made on a timely basis with respect to transactions that occurred during fiscal 2016, with the exception of untimely Forms 4, due to an administrative oversight, filed by Mr. Gooden on October 11, 2016 (relating to one transaction) and December 16, 2016 (relating to one transaction).

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of December 30, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1) (in thousands)
Equity compensation plans approved by security holders	4,582	24.57	27,949
Equity compensation plans not approved by security holders	—		—
TOTAL	4,582	24.57	27,949

(1)	The number of shares remaining available for future issuance under plans approved by shareholders includes 27,948,807 shares available for grant in the form of stock options, performance grants, restricted stock, RSUs, stock appreciation rights and stock awards pursuant to the 2010 CSX Stock and Incentive Award Plan.

“Householding” of Proxy Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

As in prior years, a number of brokers with account holders who are CSX shareholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single copy of the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders who participate in “householding” continue to receive separate proxy cards, voting instructions or notice of internet availability, as applicable, which will allow each individual to vote independently.

If you are a registered shareholder currently participating in householding and wish to receive a separate copy of the proxy materials, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256. If a separate copy of this Proxy Statement and the 2016 Annual Report is requested for the Annual Meeting, it will be mailed promptly following receipt of the request.

A street name shareholder who received a copy of the proxy materials at a shared address may request a separate copy of the Proxy Statement and the 2016 Annual Report by contacting us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

Notice of Electronic Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be held on June 5, 2017. This Proxy Statement and the 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Annual Report on Form 10-K

Our 2016 Annual Report (without exhibits) is available on www.csx.com. Our 2016 Annual Report (with exhibits) is also available on the website maintained by the SEC (www.sec.gov). The information on or accessible through our website is not part of this Proxy Statement. You may submit a request for a printed version of the 2016 Annual Report in one of the following manners:

●	Send your request by mail to CSX Corporation, Investor Relations, 500 Water Street, Jacksonville, Florida 32202; or
●	Call CSX Investor Relations at (904) 366-5353.

April 20, 2017

By Order of the Board of Directors

Ellen M. Fitzsimmons

Executive Vice President-Law and Public Affairs
General Counsel and Corporate Secretary

Learn more about corporate social responsibility at CSX.
csx.com/responsibility

CSX CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717
SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/csx or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2017. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E06413-P72320	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSX CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4. The Board is not making a recommendation with respect to Proposal 5.
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Donna M. Alvarado	☐	☐	☐

	1b.	John B. Breaux	☐	☐	☐

	1c.	Pamela L. Carter	☐	☐	☐

	1d.	Steven T. Halverson	☐	☐	☐

	1e.	E. Hunter Harrison	☐	☐	☐

	1f.	Paul C. Hilal	☐	☐	☐

	1g.	Edward J. Kelly, III	☐	☐	☐

	1h.	John D. McPherson	☐	☐	☐

	1i.	David M. Moffett	☐	☐	☐

	1j.	Dennis H. Reilley	☐	☐	☐

	1k.	Linda H. Riefler	☐	☐	☐

	1l.	J. Steven Whisler	☐	☐	☐

	1m.	John J. Zillmer	☐	☐	☐

			For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2017; and		☐	☐	☐

			For	Against	Abstain

3.	Advisory (non-binding) resolution to approve compensation for the Company's named executive officers.		☐	☐	☐

		One year	Two years	Three years	Abstain

4.	Advisory (non-binding) resolution to approve the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

			For	Against	Abstain

5.	Advisory (non-binding) resolution concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX		☐	☐	☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

In appreciation for submitting your vote for the CSX Annual Meeting and to further our commitment to environmental stewardship, a tree will be planted on your behalf in a protected park or wildlife refuge.

Thank You!

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/csx.

E06414-P72320

CSX CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders
to be held on June 5, 2017

The undersigned hereby appoints ELLEN M. FITZSIMMONS and MARK D. AUSTIN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 5, 2017, at 10:00 a.m. (EDT), at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia 23220, and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

The proxy will be voted as directed. If no direction is made, the proxy will be voted: (a) "FOR" proposals 1, 2 and 3; (b) "one year" for proposal 4; and (c) as an abstention on proposal 5. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 P.M. Eastern Time on Sunday, June 4, 2017.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side